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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 15, 2014

To our Stockholders:

        You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc. The information for the meeting is as follows:

TIME	9:00 a.m. EDT on Thursday, May 15, 2014
PLACE	Calhoun Ballroom in the Grand Wayne Center 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802
ITEMS OF BUSINESS	(1) To elect eleven (11) Directors for a one-year term.
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
(3) To renew and approve the Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan.
(4) To hold an advisory vote to approve the compensation of the Named Executive Officers.

The Board of Directors recommends that you vote FOR each of the director nominees, FOR the ratification of our independent auditors, FOR approval of our 2014 Employee Stock Purchase Plan, and FOR approval of our Named Executive Officer compensation. Please refer to the detailed information on each of these proposals in the following proxy statement.
RECORD DATE
You are entitled to vote all shares of common stock registered in your name at the close of business on March 17, 2014. If your shares are held in the name of your broker or bank, your broker or bank will provide you with a form of proxy giving them authority to vote your shares.

As permitted by the Securities and Exchange Commission's "notice and access" rules, this year we are making our proxy statement and 2013 annual reports (which are not part of the proxy solicitation materials) available to most of our stockholders via the Internet rather than by mail. Accordingly, on or about April 3, 2014, we expect to distribute to our stockholders either (i) for some, a paper copy of our proxy statement, the accompanying form of proxy card, and our 2013 annual reports, or (ii) for most, only a Notice of Internet Availability of Proxy Materials (the "Notice"), explaining how to access this proxy statement and other materials via the Internet, how to vote your shares, and, if you prefer, how to obtain a paper copy of these materials at no charge.

HOW TO VOTE
If you received the paper form of these proxy materials, whether initially or by requesting the paper form, you may vote your shares in person by attending the meeting, you may vote by using the Internet or by toll-free telephone in accordance with the instructions contained herein or on the proxy card, or you may vote by completing and executing the proxy card and returning it by mail in the enclosed postage paid envelope. If you received only the Notice, you may vote by using the Internet by obtaining the proxy materials in the manner described in the Notice and by following the instructions in the Notice or on the proxy form. Please be sure to have the Notice or proxy form available when you access the Internet website.

Please note that if you received only the Notice, you cannot vote your shares by filling out and returning the Notice itself. Instead, you should follow the instructions contained in the Notice on how to obtain the proxy materials and vote by using the Internet.
You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

MARK D. MILLETT President and Chief Executive Officer

April 3, 2014

        This proxy statement and the accompanying proxy are being first sent to stockholders on or about April 3, 2014.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 15, 2014:

        To our stockholders receiving a paper copy of these proxy materials: This Notice and Proxy Statement for our 2014 Annual Meeting, the enclosed form of Proxy, and our 2013 Annual Report to Stockholders and accompanying Annual Report on U.S. Securities and Exchange Commission Form 10-K for the year ended December 31, 2013, are all available as well on the Internet at the following website: http://materials.proxyvote.com/858119. These proxy materials are also available on our Internet site at www.steeldynamics.com under the heading "Investor Center."

        If you wish to receive your proxy materials via the Internet next year, you may do so by following the "Electronic Delivery of Future Proxy Materials" instructions on the face of your enclosed Proxy Card. We may also elect next year to provide you with Notice only, subject, of course, to your right to receive paper copies if you so choose.

YOUR VOTE IS IMPORTANT

        IMPORTANT CHANGES IN THE LAW PROHIBIT BROKERS AND BANKS FROM VOTING SHARES HELD IN STREET NAME FOR THE ELECTION OF DIRECTORS OR FOR MANY OTHER IMPORTANT PROPOSALS, UNLESS THEY HAVE RECEIVED INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER OR BANK, IT IS IMPORTANT THAT YOU PROVIDE YOUR INSTRUCTIONS ON HOW YOU WANT YOUR SHARES VOTED. WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU INTEND TO ATTEND THE ANNUAL MEETING.

i

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STEEL DYNAMICS, INC.
7575 West Jefferson Blvd.
Fort Wayne, IN 46804
Telephone: (260) 969-3500

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 15, 2014

Voting Information

        Purpose.     We are providing you with this Proxy Statement and these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2014 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 15, 2014, beginning at 9:00 a.m. EDT, in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

        Our fiscal year begins on January 1 and ends on December 31. References in this Proxy Statement to the year 2013, therefore, refer to the twelve-month period ended December 31, 2013.

        Internet Availability of Proxy Materials.     As permitted by the Securities and Exchange Commission's ("SEC") "notice and access" rules, this year we are making our proxy statement and 2013 annual reports (which are not part of the proxy solicitation materials) available to most of our stockholders via the Internet rather than by mail. Accordingly, on or about April 3, 2014, we expect to distribute to our stockholders either (i) for some, a paper copy of our proxy statement, the accompanying form of proxy card, and our 2013 annual reports, or (ii) for most, only a Notice of Internet Availability of Proxy Materials (the "Notice"), explaining how to access this proxy statement and other materials via the Internet, how to vote your shares, and, if you prefer, how to obtain a paper copy of these materials at no charge.

        Who Can Vote.     You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 17, 2014.

        Shares Outstanding.     On March 17, 2014, there were 223,125,907 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

        Annual Meeting Webcast.     We will be webcasting this year's Annual Meeting. You may access the webcast at www.steeldynamics.com under "Investor Center—Annual Meeting." However, other than our Proxy Statement and form of proxy, no other information on our website, including the audio webcast, is to be considered a part of our proxy soliciting materials.

        Voting of Shares.     If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record. But if your shares are held in the name of a broker, custodian, bank, or other nominee, that person is the stockholder of record and you are only considered the "beneficial" owner.

         Voting Shares Held by Brokers, Custodians, Banks or Other Nominees.     Many stockholders' shares are held by brokers, banks, custodians or other nominees ("Broker Held Shares"). In this situation, the "registered holder" on our stock register is that particular broker, bank, custodian or nominee. This is referred to as holding shares in "street name." In such cases, your name, as the actual "beneficial owner," does not appear in our stockholder register. Therefore, for Broker Held Shares, distributing the proxy materials and tabulating votes is a two-step process. The broker first informs us how many of their clients are beneficial owners, and we provide them with that number of sets of proxy materials. Each broker then forwards the proxy materials to its clients, who are the beneficial owners, to obtain their voting instructions. When you receive proxy materials from your broker the accompanying return envelope is addressed to return your executed proxy card to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy card to our vote tabulator reflecting the aggregate votes of the beneficial owners for whom it holds shares.

        For this reason, if your shares are held by your broker, you should follow your broker's instructions included on that form.

        If you do not give your voting instructions to your broker, your broker may not be able to vote your shares.     Under applicable rules of self-regulatory organizations governing brokers, your bank, broker, custodian or other nominee will be able to vote your shares only with respect to so-called "discretionary" items, not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, under which your broker may vote shares held in street name, even in the absence of your voting instructions. For the 2014 Annual Meeting, the only discretionary item is Proposal No. 2, the ratification of the selection of our independent auditors. On the other non-discretionary items, including the Election of Directors (Proposal No. 1), the Renewal and Approval of the Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan (Proposal No. 3) and the non-binding Advisory Vote to Approve the Compensation of the Named Executive Officers (Proposal No. 4), if you do not give voting instructions to your broker, those shares will not be voted and will be treated as "broker non-votes."

         Voting Shares Held in Your Name.     If you are the record owner, and whether you have received a paper copy of these proxy materials or only a Notice of Internet Availability of Proxy Materials, you may vote your shares only if you do so in person at the Annual Meeting, if you submit your instructions by telephone or on the Internet following the instructions contained in these proxy materials, or by proxy if you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. Your "proxy"—that is, the persons named in your proxy card—will then vote your shares as you have directed.

        With respect to shares you hold in your own name, if you send in your proxy and do not revoke it, your shares will be voted in accordance with your instructions, or, if you do not specify how you want your shares voted with respect to one or more proposals, your shares will be voted FOR Proposal No. 1 (the election as directors of all nominees listed under "Election of Directors"); FOR Proposal No. 2 (the "Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors"); FOR Proposal No. 3 (the "Renew and Approve the Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan"); and FOR Proposal No. 4 (the non-binding "Advisory Vote to Approve the Compensation of the Named Executive Officers").

        We realize that most of you will probably not be able to attend the meeting in person. Therefore, regardless of whether you are the record owner or the beneficial owner, it is very important that your shares be represented by proxy. We can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present at the Annual Meeting, in person or by proxy. Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions.

   Required Vote.

        Quorum.    The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals.

        Election of Directors.    For purposes of the election of directors (Proposal No. 1), a director nominee will be elected if he or she receives a majority of the votes cast FOR that person. However, in the event that a nominee receives a "WITHHOLD" vote (which shall be deemed a vote against that nominee) of greater than 50% of the votes, that nominee will be subject to the Board's automatic resignation policy and, therefore, will be deemed to have resigned as a director, subject only to the Board's ability, in the exercise of its discretion, to override the resignation if, upon a consideration of all pertinent factors, the Board makes an affirmative determination that accepting such resignation would not be in the best interest of the Company and its stockholders.

        Accordingly, you may vote "FOR" all of the director nominees, or you may "WITHHOLD" your vote from one or more nominees by checking the "For All Except" box on the Proxy Card and writing in the name of the director or directors from whom you want to withhold your vote. In that case, checking the "WITHHOLD" box will have the same effect as a vote "AGAINST" that nominee and will trigger that nominee's resignation if the total "WITHHOLD" votes for that nominee aggregate more than 50% of the total votes cast for or withheld from and, therefore, deemed as voted against that nominee.

        Other Proposals.    For all proposals, other than Proposal No. 1 (the election of directors), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. On such matters, you may vote "FOR," "AGAINST" or "ABSTAIN." A proxy marked "Abstain" with respect to an item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a negative vote.

        Your Choices on How to Vote by Proxy.     We are offering you four possible choices of how to vote by proxy:

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  Mail: if you have received a paper copy of these proxy materials, by marking, signing, dating and returning your enclosed proxy card in the enclosed envelope (if your shares are registered directly in your name) or voting card (if your shares are registered in the name of your broker);

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  Telephone: if you have received a paper copy of these proxy materials, by using the toll-free telephone number and instructions shown on your proxy or voting card if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker;

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  Internet: whether in paper form or by Notice only, by using the web site information and instructions listed on your proxy or voting card or in the form of Notice, if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker; and

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  In person at the meeting.

        We anticipate that telephone and Internet voting will be available 24 hours a day, 7 days a week. Both the Internet and telephone voting instructions are designed to prompt you on how to proceed, and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy or voting card or, in the case of Internet voting, in the Notice if you did not receive a paper copy of the proxy materials. The telephone and Internet voting facilities will close at 11:59 p.m. EDT on May 14, 2014.

        The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting.

        We do not know of any business to be transacted at the Annual Meeting, other than those matters described in this Proxy Statement. However, should any other matters properly come before the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment, to the same extent as the person granting the proxy.

        Revocation of a Proxy.     You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

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  Notify our Chief Financial Officer, Theresa E. Wagler, in writing and before the meeting, that you wish to revoke your proxy;

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  Submit another proxy with a later date than your earlier proxy;

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  Vote by telephone or Internet on a later date than the date you earlier voted; or

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  Vote in person at the meeting.

        Multiple Stockholders Sharing the Same Address.     Under rules adopted by the SEC, we are permitted to deliver a single copy of our Proxy Statement and Annual Report or notice of availability of these materials to stockholders sharing the same address. This process, called house holding, allows us to reduce the number of copies of these materials that we must print and mail.

        We have implemented house holding for all stockholders who share the same last name and address. However, if you share the same last name and address with other Steel Dynamics stockholders and would like to stop house holding for your account, you may contact our Investor Relations Department in the manner described below under the heading "Investor Relations Department," including your name, address and account number. If you are currently receiving multiple copies of our Annual Report and Proxy Statement or notice of availability of these materials, you may also request house holding by contacting us in the same manner. If you hold your shares through a broker, you can also request house holding by contacting that broker. If you consent to house holding, your election will remain in effect until you revoke it.

        Cost of Preparing, Mailing and Soliciting Proxies.     We will pay all of the costs of preparing, printing and mailing this Proxy Statement and of soliciting these proxies. We will ask brokers to forward the proxy materials, our 2013 Annual Report and our Form 10-K to the persons who were our beneficial owners on the record date. We will also reimburse such brokers for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

        In addition, proxies may be solicited on our behalf in person or by telephone, e-mail, facsimile or other electronic means, by our officers, directors and employees who will receive no additional compensation for soliciting. We have also engaged the firm of Georgeson & Co. to assist us in the solicitation of proxies. We have agreed to pay Georgeson & Co. a fee of approximately $7,500 plus expenses for these services.

        Voting Results.     We will publish the voting results on our Company's website at www.steeldynamics.com under "Investor Center" following the Annual Meeting, as well as in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

        Investor Relations Department.     You may contact our Investor Relations Department in one of three ways:

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  writing to Steel Dynamics, Inc., Investor Relations Department, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804;

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  e-mail to investor@steeldynamics.com; or

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  phone the Investor Relations Department at 260.969.3500.

        Stockholder Communications with Directors.     If you wish to communicate with the Board of Directors, our Board Chairman, our Lead Independent Director, any other individual director, or any particular Board committee, you may do so by sending a communication, marked "Stockholder Communication," in care of our Chief Financial Officer at our corporate offices, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804. Your letter should describe your share ownership and how held. Our Chief Financial Officer will review each such communication and, depending upon the subject matter, will either forward the communication to the director or committee chair to whom it is addressed, or, as appropriate, to our Board Chairman, to our Lead Independent Director or to the Company's legal counsel. Our Chief Financial Officer may also attempt to deal with the subject matter directly where it is a request for general information about the Company, or may elect to not forward or act on the matter where it consists of spam, involves junk mail, contains resumes, is primarily commercial in nature, involves personal grievances or is otherwise irrelevant to the Board governance process.

Governance of the Company

        Governance Policy.     Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws. The role of our Board of Directors is to effectively govern the affairs of the Company for the benefit of our stockholders and other constituencies. The Board strives to ensure the success and continuity of the Company and its mission through the election and appointment of qualified management, which regularly keeps Board members informed regarding our business and regarding our industry. The Board is also responsible for ensuring that Steel Dynamics, Inc.'s activities are conducted in a responsible and ethical manner. We are committed to the maintenance of sound corporate governance principles.

        We operate under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies, which is available on our Company's website at www.steeldynamics.com under "Investor Center—Corporate Governance." These include the following principles:

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  At least a majority of our directors and all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are required at a minimum to meet, and do meet, all applicable objective and subjective standards, including the NASDAQ Listing Standards for director independence, as more fully described in the discussion of "Director Independence" below.

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  Our Board and each Board committee have the authority to engage independent legal, financial or other advisors as they deem necessary, at our expense.

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  Our Board, at least annually, engages in a strategic planning meeting, during which it reviews and assesses our business strategies, although board-level discussions involving strategic issues occur regularly, as appropriate, throughout the year.

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  Independent and non-employee directors meet in executive session no less than quarterly.

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  Our Board and Board committees conduct an annual self-evaluation.

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  Our Board regularly reviews succession planning and related consideration of corporate talent development issues at all critical management levels, and, with respect to Chief Executive Officer and senior management succession, no less than annually.

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  Directors have unrestricted access to our officers and employees.

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  Our independent directors utilize input from the Corporate Governance and Nominating Committee and from the Compensation Committee to conduct an annual review of our Chief Executive Officer's performance.

        Board Leadership Structure.     Keith E. Busse served as both Chief Executive Officer and Chairman of our Board of Directors from the inception of our Company in 1993 until his retirement as Chief Executive Officer, effective December 31, 2011. The Board, upon the recommendation of our Succession Planning Committee, following an extensive succession planning process, appointed Mark D. Millett, then serving as our Chief Operating Officer, as our new Chief Executive Officer, effective January 1, 2012. Mr. Busse's tenure on our Board of Directors has continued, and Mr. Busse has continued to serve as our non-independent Board Chairman. If elected at the Annual Meeting, Mr. Busse will continue to serve as a member of our Board of Directors and, if so appointed again by the Board, as its non-independent Chairman. Since 2010, the Board has operated with a Lead Independent Director, selected annually from among the independent directors. James C. Marcuccilli served as our Lead Independent Director during 2013. Mr. Marcuccilli, if elected at the Annual Meeting, will continue to serve as a member of our Board of Directors and, if so appointed again, as the Board's Lead Independent Director. The Chairman and Lead Independent Director serve at the pleasure of the Board and are appointed annually following the Annual Meeting.

        The Chairman provides guidance to management, and assists the Chief Executive Officer and Lead Independent Director in coordinating the work of the Board's standing committees. The Chairman is also available to speak on behalf of the Board in limited circumstances, and performs such other functions and responsibilities as may be requested by the Chief Executive Officer, the Lead Independent Director, or the Board from time to time.

        The Lead Independent Director presides at all Board meetings at which the Chairman is not present, presides at all meetings of the executive sessions of the independent directors, serves as a liaison between management and the Board, as well as between the Chairman and the independent directors, approves Board meeting agendas, assists the Board committee chairs in preparing agendas for the respective committee meetings, and has the authority to call meetings of the independent directors. In addition, he may perform such other functions and responsibilities as may be requested by the Board or the independent directors from time to time. The Lead Independent Director also serves as the Chair of the Board's Succession Planning Committee. The Lead Independent Director also has the authority to call additional executive sessions of the independent directors, in addition to those that are pre-planned. The Board considers that the Lead Independent Director's active involvement in the foregoing functions and activities will ensure the Board will be able to maintain an appropriate level of independent oversight over its critical information flow and decision-making processes.

        Board's Role in Risk Oversight.     The Board oversees the Company's risk management processes, including the identification of risk areas and issues and the oversight of risk assessment and risk management. Management reviews the processes with the full Board on a rolling periodic basis, by subject matter, including identification of key risk areas, including a consideration of the relationship between elements of risk and the Company's strategic planning process and key strategies, as well as the Company's risk tolerance and the steps taken to address them. More specifically, our Chief Financial Officer, in consultation with our Chief Executive Officer, business unit leaders, the corporate treasurer, internal audit director, legal counsel, and other necessary individuals regularly undertakes various risk assessment analyses involving the principal risks we face, both separately and comprehensively; assessing how and in what ways these risks affect or may affect the Company or our operations; and how management, through compliance training, best practices awareness and implementation of various programs and practices, identifies, evaluates and undertakes to mitigate these risks. Whether involving financial, credit, tax, operational, electronic data systems, safety, environmental, employment-related, trade, regulatory, litigation or other legal risks, management, in addition to its reports to the Board, periodically reports to:

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  the Audit Committee regarding (i) risks related to its duties and responsibilities prescribed in its charter, (ii) management's policies and processes for risk assessment and risk management and its periodic evaluation of the Company's risks and the steps management is taking or proposes to take to monitor and mitigate those risks, and (iii) the status and reasonableness of its disclosure controls and Sarbanes-Oxley Section 404 controls;

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  the Compensation Committee regarding risk assessment and mitigation activities related to our compensation programs, policies and practices, to ensure that they do not encourage or engender unreasonable risk-taking or risk-inducing practices that might adversely impact stockholders and long-term stockholder value, and how such factors must be considered in formulating and reviewing our compensation programs, policies and practices. Because (i) our incentive compensation at the senior corporate and senior divisional level is team-based and, during 2013, was based, at the corporate level, on the Company's consolidated pre-tax income in excess of a pre-established minimum percentage return of stockholders equity and was based, at the divisional level, on profitability in excess of a return-on-assets hurdle rate, (ii) our annual incentive compensation at the operational or production level is also team-based and is based upon quality and volume of production and upon the cost to convert raw materials to quality finished products, (iii) our long-term performance based incentive compensation is based on how the Company performs on four key Company-wide operating metrics (revenue growth, operating margin, return on invested capital and return on equity) as compared to our pre-established steel sector competitors over a rolling three-year period (other than our one-year and two-year transition period grants) and (iv) our compensation programs do not reward risk-taking for short-term gain, we believe that the risks associated with our compensation policies and practices are within our ability to effectively monitor and manage, and that these risks are not reasonably likely to have a material adverse effect on the Company; and

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  the Corporate Governance and Nominating Committee, regarding the risks related to its duties and responsibilities prescribed in its Charter, including (i) the oversight, institution and monitoring of the Company's good governance best practices, (ii) oversight of the Company's company-wide and senior officer level ethics rules and practices, and (iii) maintenance of effective Board representation by ensuring that thoughtful, well qualified and diligent people are selected as director candidates and as committee members.

        Committees and Meetings of the Board of Directors.     During 2013, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Compensation Committee consisted of four directors. Our Audit Committee and our Corporate Governance and Nominating Committee each consisted of five directors.

        The Board, together with management, periodically reviews the applicable provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the rules of the SEC, pertinent provisions of the Internal Revenue Code of 1986 (the "Code"), and the Marketplace Rules of the Nasdaq Stock Market regarding corporate governance policies, processes and listing standards, including applicable audit and compensation committee independence standards. In conformity with such requirements, the committees of the Board operate under written charters. All three committees, the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, updated and revised their charters during 2013 to take into account increased charter legislative, regulatory and listing standards requirements as well as other governance changes. We also operate under a set of Corporate Governance Policies, which were also updated and revised during 2013. The Audit Committee Charter, the Compensation Committee Charter, the Corporate Governance and Nominating

Committee Charter, and the Corporate Governance Policies, all as amended, may be found on our Company's website, at www.steeldynamics.com under "Investor Center—Corporate Governance" or by writing to Steel Dynamics, Inc., Attention: "Investor Relations Department," 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804 and requesting copies.

        The members of each committee, and the chair of each committee, are appointed annually by the Board. Each committee had the following members during 2013:

	Corporate Governance and Nominating	Compensation	Audit
Mark D. Millett
Richard P. Teets, Jr.
John C. Bates
Keith E. Busse
Frank D. Byrne, M.D.	x	x
Traci M. Dolan		x	Chair
Paul B. Edgerley			x
Dr. Jürgen Kolb	x		x
James C. Marcuccilli	Chair	x	x
Bradley S. Seaman*	x		x
Gabriel L. Shaheen	x	Chair
James A. Trethewey*	x		x
Committee Meetings Held	4	4	8

*
The Board appointed Mr. Seaman as a director on December 18, 2013, upon recommendation by the Corporate Governance and Nominating Committee, to fill a vacancy created in October 2013 upon the passing of board member James A. Trethewey. Mr. Seaman also served on the Corporate Governance and Nominating Committee and the Audit Committee since his appointment as a director.

        The Board also has a Succession Planning Committee. The Succession Planning Committee works with management and with the Board to review, monitor and make recommendations regarding the succession planning process and procedures at all senior levels, including those relating to the Chief Executive Officer and to the identification, development, and promotion of critical talent at senior management levels to address both planned leadership transition and unexpected transition scenarios. The Succession Planning Committee consists of the Lead Independent Director and the chairpersons of each of the three other standing committees. The Succession Planning Committee consisted of four members during 2013, and was chaired by James C. Marcuccilli, our Lead Independent Director and chairperson of our Corporate Governance and Nominating Committee.

        The Board held five regularly scheduled and special meetings during 2013. All directors attended at least 75% of those meetings, as well as the meetings of each of the committees on which they served. The Company's independent directors met in executive session at least five times during 2013, without management present.

        We encourage all members of the Board to attend our Annual Stockholders Meeting. At the 2013 Annual Meeting, all of the Board members were in attendance.

        Director Independence.     Each of our Audit, Compensation and Corporate Governance and Nominating Committee charters require that each member of each committee meet: (1) all applicable criteria defining "independence" prescribed from time to time under Rule 5605(a)(2) of the Listing Standards for Nasdaq-listed companies, as well as those additional independence requirements for Audit Committee members prescribed pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (2) the enhanced standards of independence, in effect during 2013, applicable to compensation committee members, including the requirement to consider the impact upon independence of the receipt of any consulting, advisory or compensatory fee paid by the company (other than board fees) or of the existence of any "affiliate" relationship between the member and the company or any of its subsidiaries or affiliates, (3) the criteria for a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and (4) the criteria for what constitutes an "outside director" within the meaning of Section 162(m) of the Code.

        The Board must also annually make both an objective and an affirmative subjective determination that all such "independence" standards have been and continue to be met by the independent directors and members of each of our three standing committees, as well as the additional heightened independence standards prescribed by SEC and NASDAQ Listing Standards for audit committee and compensation committee members. To be found to be objectively independent, each director must be neither an officer nor an employee of Steel Dynamics, Inc. or any of its subsidiaries, nor an individual that has any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

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  under NASDAQ Rule 5605(c)(2)(A)(ii), the director or a family member, directly or indirectly, through either a family or entity relationship, received any payments from Steel Dynamics or any of its subsidiaries during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company's securities or from any Company retirement plan) relating to the provision of accounting, consulting, legal, investment banking or financial advisory services;

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  under NASDAQ Rule 5605(a)(2)(B), the director has received, or has an immediate family member who has received, during any 2-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees;

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  the director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Steel Dynamics or any of its subsidiaries;

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  under NASDAQ Rule 5605(a)(2)(D), the director is, or has a family member who is a partner in, an executive officer or controlling stockholder of any entity to which Steel Dynamics made, or from which Steel Dynamics received payments for property or services in the current or prior three years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the company's securities);

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  under NASDAQ Rule 5605(a)(2)(E), the director is, or has a family member who is employed as an executive officer of another entity where at any time within the prior three years any of Steel Dynamics' executive officers served on the compensation committee of the other entity; or

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  under NASDAQ Rule 5605(a)(2)(F), the director is, or has a family member who is a current partner of Steel Dynamics' outside auditors, or was a partner or employee of that outside auditor who worked on the Company's audit at any time during the prior three years.

        The Board made its independence determination with respect to each director for calendar year 2013 and for each director nominee for election to the Board of Directors at the 2014 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee and the Compensation Committee, under the special audit committee and compensation committee independence criteria set forth under applicable SEC rules and NASDAQ Listing Standards.

        The Board determined that during 2013 seven of the eleven members of our Board of Directors, Frank D. Byrne, M.D., Traci M. Dolan, Paul B. Edgerley, Dr. Jürgen Kolb, James C. Marcuccilli, Gabriel L. Shaheen, James A. Trethewey (through his passing in October 2013) and Bradley S. Seaman (from and after his appointment as a director on December 18, 2013), met all independence requirements, thus at all times constituting more than a majority of the eleven member Board. The Board has determined that, if elected at the 2014 Annual Meeting, of the eleven persons nominated as candidates for election as directors, the same seven directors would continue to meet all such independence criteria. The Board also determined that during 2013, and if elected at the Annual Meeting, during 2014, four of our eleven directors, John C. Bates, Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr., were and will continue to remain non-independent. Messrs. Millett, Teets and Busse are and will continue to be considered non-independent because of their current or former employment. Mr. Bates is considered non-independent as a result of ownership and control of Heidtman Steel Products, Inc. ("Heidtman"), which purchases steel from our Company, representing 3% of consolidated net sales for 2013.

The Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee is responsible for:

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  reviewing and evaluating developments in corporate governance practices, and reviewing and recommending to the Board effective corporate governance policies and procedures and appropriate charter provisions applicable to the Company, as well as Board organization, size and composition;

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  establishing criteria for and identifying, evaluating and recommending for election as directors both incumbent and prospective nominees who fit within the Committee's and the Board's criteria of board member requirements, and who, by virtue of their background, knowledge, attributes, skills, business, financial and life experience and expertise, are willing and able to actively and materially contribute as a board member for election by Steel Dynamics' stockholders at each Annual Meeting or for appointments by the Board to fill any director vacancies;

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  identifying Board members for assignment to various Board committees;

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  drafting and overseeing a Code of Ethics for Principal Executive Officers and Senior Financial Officers, a Company-wide Code of Business Conduct and Ethics, and from time to time such other policies as are necessary or appropriate in the interest of good governance practices, copies of which are or will be, as and when implemented, available on our Company's website at www.steeldynamics.com under "Investor Center—Corporate Governance";

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  determining, recommending to the Board or rendering advice regarding applicable statutory, regulatory or NASDAQ Listing Standards "independence" requirements for board or committee membership, as well as rendering objective and subjective independence determinations; and

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  reviewing and evaluating, at least annually, the performance of Board and Board committee members and making recommendations to the Board concerning the number, function and composition of the Board's committees.

        Director Nomination Process.     When considering a proposed candidate for nomination as a director for consideration by stockholders at an Annual Meeting, or when a vacancy occurs on the Board, including a vacancy created by an increase in the number of directors, the Corporate Governance and Nominating Committee first identifies any potential gaps of skillsets, or additional skills that are or may be warranted and then identifies potential nominees to fill the need. Proposed nominees may be referred or recommended to the Committee from many different sources, including by members of the Committee, by other directors or by community people, by Company officers, by outside persons or advisors, or by a stockholder in accordance with the procedures described below.

        The Committee reviews background information on each proposed nominee including the proposed nominee's accomplishments, experience and skills. In addition to a candidate's inventory of skills and substantive qualifications, the Committee looks for various other demonstrated attributes, including:

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  business acumen;

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  financial literacy;

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  integrity;

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  independence;

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  informed judgment and practical wisdom;

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  collegiality;

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  a commitment to represent the long-term interests of the Company and its stockholders;

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  a willingness to devote the necessary time and attention to the Company's business and the needs of the Board, and its committees; and

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  the nominee's ability to work in and help maintain a productive environment.

        Additionally, the Committee considers industry knowledge, operational knowledge, international knowledge and other experiences, including safety, logistics, legal/governmental/regulatory, information technology and environmental as part of the director nomination process.

        Generally, the members of the Corporate Governance and Nominating Committee first consider current Board members for re-nomination to the extent they have determined that these persons, through their prior performance, have demonstrated that they meet the applicable criteria and have developed a valuable in-depth knowledge of the Company, its history, its strengths and weaknesses, and its goals and objectives. In the case of a proposed nominee recommended by a stockholder, the Corporate Governance and Nominating Committee may take into account the number of shares held by the recommending stockholder and the length of time that such shares have been held.

        Stockholder Nominations.     The Corporate Governance and Nominating Committee will consider suggestions from stockholders for potential director nominees. In order to provide the Committee sufficient time to evaluate proposed nominees, a stockholder desiring to recommend a proposed nominee for consideration by the Committee for nomination at the 2015 Annual Meeting of Stockholders should send any such recommendation to Steel Dynamics, Inc., Attention: Chief Financial Officer, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than December 4, 2014, who will then forward it to the Committee. Any such recommendation should include a description of the proposed nominee's qualifications for Board service, the proposed nominee's written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, including date or dates of purchase, the proposed nominee's resume, information regarding any relationship, as well as any understandings between the proposing stockholder, the proposed nominee and any other person or organization regarding the proposed nominee's board service, if elected, and the addresses and telephone numbers for contacting the stockholder and/or the proposed nominee for more information.

 The Compensation Committee

        The Board determined that all members of the Compensation Committee were independent during 2013 within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Standards, as well as Rule 5605(d)(2)(A) of the Nasdaq Listing Standards (which contains the enhanced NASDAQ independence standards applicable to compensation committee members), and has also met the definition of a "non-employee director" within the scope of Rule 16b-3 under the Exchange Act, and met the definition of an "outside director" within the meaning of Section 162(m) of the Code.

        The Compensation Committee is responsible, among other things, for:

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  establishing, reviewing and approving corporate goals and objectives relating to our Chief Executive Officer's and other executive officers' compensation;

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  evaluating our Chief Executive Officer's and other executive officers', as well as the Company's overall performance, at least annually, in light of those corporate goals and objectives, and determining and approving their compensation based on this evaluation;

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  reviewing and approving the Company's executive compensation plans and agreements, including its equity-based plans; and, at least annually, reviewing the operation of all such plans and agreements, and assessing the relationship between the Company's overall compensation policies and practices and financial risk;

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  exercising general oversight with respect to the Company's compensation agreements and incentive and equity-based plans relating to our Chief Executive Officer and other executive officers;

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  reviewing and making recommendations to the Board, taking into account Company performance and the duties and responsibilities of each board or committee position, regarding compensation of non-employee Board members;

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  overseeing regulatory compliance with respect to compensation matters, and engaging the services of independent professional compensation consultants and advisors, with costs paid by the Company;

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  reviewing and determining compliance, with respect to each Committee member, of all required objective and subjective factors governing independence, as well as the independence of the Committee's advisors, including its compensation consultants and advisors;

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  acting as the "Administrator" or "Committee" in connection with the operation and administration of our equity and cash-based incentive compensation programs, with the authority to approve and authorize both equity and cash-based awards, options and grants thereunder; and

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  preparing and approving an annual report on executive compensation for inclusion in our Annual Report on Form 10-K and Proxy Statement, and reviewing and discussing with management the Company's Compensation Discussion and Analysis, to determine whether to recommend to the Board that the Compensation Discussion and Analysis be included either in our Annual Report on Form 10-K, or alternatively, in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K.

        Compensation Committee Interlocks and Insider Participation.     None of our current or former officers or employees or any current or former officers or employees of our subsidiaries served as a member of the Compensation Committee during 2013. Moreover, during 2013 (a) none of our executive officers served on the compensation committee of another entity, any of whose executive officers served on our Compensation Committee, and (b) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

 The Audit Committee

        The Board has both objectively found and also affirmatively determined that all members of the Audit Committee are independent as defined by Rule 5605(a)(2) and Rule 5605(c)(2) of the Nasdaq Listing Standards and also met all additional or enhanced criteria for Audit Committee membership independence set forth in Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) thereunder.

        In addition, our Board has also determined that, for 2013, each member of our Audit Committee, by virtue of his or her extensive financial and business experience and training, met and continues to meet the criteria of an "audit committee financial expert", within the meaning of that term in Rule 407 of Regulation S-K. None of the members of the Audit Committee served on the audit committee of more than two other public companies.

        The Audit Committee is responsible, among other things, for:

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  the adequacy, quality and integrity of the Company's accounting and financial reporting processes and the integrity of its financial statements;

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  the appointment, retention, compensation, independence, performance and oversight of the Company's independent registered public accounting firm;

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  the audits of the Company's financial statements;

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  in consultation with management and with legal counsel, the Company's compliance with legal and regulatory filings and requirements;

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  the soundness and performance of the Company's internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting;

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  the Company's risk management process, system and controls, including risks related to the financial reporting process, credit risk, liquidity risk and market risk;

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  the preparation and approval of an Audit Committee Report required by the rules of the SEC for inclusion in the Company's annual Proxy Statement;

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  the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding potential fraud or other questionable accounting, financial or auditing matters; and

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  the maintenance and oversight of a policy governing related party transactions required to be disclosed under Item 404 of SEC Regulations S-K, and, specifically, governing the review, approval or ratification of any such permitted related party transactions.

        The Audit Committee meets periodically with management and with our independent auditors in the discharge of its responsibilities. The Committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements or the results thereof are publicly released and before they are filed with the SEC. The Audit Committee also regularly meets privately with the independent auditors.

        The report of the Audit Committee is set forth in this Proxy Statement beginning at page 25.

        Section 16(a) Beneficial Ownership Reporting Compliance.     Section 16(a) of the Exchange Act requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of the Company's common stock and other equity securities or derivatives, as well as reports of changes in beneficial ownership. These persons are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Exchange Act filing requirements applicable to our directors and executive officers with respect to 2013 were met.

        Stockholder Proposals for 2014.     Any stockholder satisfying the requirements of the Exchange Act Rule 14a-8, and wishing to submit a proposal for inclusion in our Proxy Statement for our 2015 Annual Meeting of Stockholders, must submit the proposal in writing to the attention of our Chief Financial Officer, Theresa E. Wagler, at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than December 4, 2014.

        In addition, Section 2.9 of our bylaws governs the submission of nominations for director or other business proposals that a stockholder may wish to have considered at the annual meeting, but which are not included in our Proxy Statement for that meeting. Pursuant to that bylaw, any stockholder who has not submitted a timely or otherwise qualifying proposal for inclusion in next year's (2015's) Annual Meeting Proxy Statement, but still wishes to make a proposal at that 2015 Annual Meeting, must deliver written notice to our Chief Financial Officer no later than December 4, 2014. That notice must contain the information required by Section 2.9 of the bylaws, a copy of which can be viewed on our Company's website, at www.steeldynamics.com under "Investor Center—Corporate Governance," or a copy of which may be requested, addressed as noted above, free of charge. Furthermore, a proxy granted by a stockholder will be deemed to give discretionary authority to the proxies to vote that individual's shares on any matter introduced pursuant to the foregoing Section 2.9 advance notice bylaw.

Proposal No. 1
Election of Directors

        Our stockholders will be asked to elect eleven directors at the 2014 Annual Meeting.

        The persons listed below are incumbent members of our Board, and, except for Bradley S. Seaman, were elected at last year's Annual Meeting. The Board appointed Mr. Seaman as a director on December 18, 2013 to fill a vacancy created in October 2013 upon the passing of board member James A. Trethewey. As a result of its ongoing performance review by the Corporate Governance and Nominating Committee (see "The Corporate Governance and Nominating Committee—Director Nomination Process"), each Board member's service and performance as a director during 2013 has been determined to have met all expectations. Therefore, they have been recommended for nomination by the Committee and, as such, have been nominated by the Board of Directors. Each director, if elected, will serve until our 2015 Annual Meeting of Stockholders, or until a qualified successor director has been elected.

        We will vote the shares you hold in your own name as you specify on the enclosed proxy card, or by telephone or Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If you wish your shares voted for some but not all of the nominees, or if you wish to "WITHHOLD" your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the Internet when you vote your proxy. As previously described in the "Required Vote" section of this Proxy Statement, if you WITHHOLD your vote from a nominee, that will have the same effect as a vote AGAINST that nominee.

        If your shares, however, are Broker Held Shares, be sure to instruct your broker, bank, custodian or nominee on how you want your shares voted, with respect, not only to this Proposal No. 1, but to each of the proposals on the agenda. If you do not give your instructions, your broker, bank, custodian or nominee will not be able to vote your shares. (See "Voting Shares Held by Brokers, Custodians, Banks or Other Nominees" at page 2.)

        As previously noted, upon recommendation of the Corporate Governance and Nominating Committee, the Board has nominated Mark D. Millett, Richard P. Teets, Jr., John C. Bates, Keith E. Busse, Frank D. Byrne, M.D., Traci M. Dolan, Paul B. Edgerley, Dr. Jürgen Kolb, James C. Marcuccilli, Bradley S. Seaman and Gabriel L. Shaheen for election as directors for a one year term. All but Messrs. Millett, Teets, Bates and Busse are independent directors.

        The Board has also reviewed all transactions during 2013 between Steel Dynamics, Inc. or any of its subsidiaries or affiliates, and companies or entities in which a director or a family member or affiliate might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons, described at page 60, and, further, for the purpose of determining whether any of such transactions impacted the independence of such directors.

        No significant Transactions With Related Persons, involved any director, except for John C. Bates, a co-founder and long-time director of the Company, who is also the President and Chief Executive Officer of Heidtman, a customer of the Company. The commercial fairness of the transactions between the Company and Heidtman have been continuously approved in accordance with such Policy.

        The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of our subsidiaries and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

        Each of the nominees for election as director has indicated his or her willingness to serve, if elected, but in the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate Governance and

Nominating Committee, may select a substitute nominee. In that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. We do not anticipate that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE FOLLOWING NOMINEES:

Name	Position with Steel Dynamics, Inc.	Age	Director Since
Mark D. Millett	Director, President and Chief Executive Officer	54	1993
Richard P. Teets, Jr.	Director, Executive Vice President for Steelmaking, President and Chief Operating Officer of Steel Operations	58	1993
John C. Bates	Director	70	1993
Keith E. Busse	Director, Chairman of the Board	71	1993
Frank D. Byrne, M.D.	Director	61	2005
Traci M. Dolan	Director	56	2012
Paul B. Edgerley	Director	58	2002
Dr. Jürgen Kolb	Director	71	1996
James C. Marcuccilli	Lead Independent Director	63	2005
Bradley S. Seaman	Director	53	2013
Gabriel L. Shaheen	Director	60	2009

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,
ATTRIBUTES AND SKILLS OF DIRECTOR NOMINEES

        Mark D. Millett, a co-founder of our Company and a director since inception, was appointed our President and Chief Executive Officer effective January 1, 2012. Prior to that, from April 2011, Mr. Millett served as our President and Chief Operating Officer and, from June 2008 to April 2011, our Executive Vice President of Metals Recycling and Ferrous Resources and President and Chief Operating Officer of OmniSource Corporation. In that role, he was responsible for the Company's metallic resources platform, including all ferrous and non-ferrous metals recycling operations as well as the Company's ironmaking initiatives—Iron Dynamics and Mesabi Nugget. In 2008 and 2009, Mr. Millett led the design, construction and eventual start-up in January 2010, of the world's first commercial ironmaking facility utilizing the ITmk3® iron production technology. From 1998 to 2007, Mr. Millett managed the Company's Flat Roll Division at Butler, Indiana, including the hot mill, cold mill, and coating facilities. Between 1993 and 1996, Mr. Millett was responsible for the design, construction and start-up operation of the Company's flat rolled, melting and casting operations. A metallurgist by training, Mr. Millett from 1981 to 1985 served as chief metallurgist for Nucor Corporation's Darlington, South Carolina, division, charged with developing the world's first commercially viable thin-slab-casting process as the manager of that project at Nucor's Hazelett facility. In 1987, Mr. Millett was given the responsibility by Nucor for the design, construction, staffing, and operation of the melting and casting facility at Nucor's world's-first thin-slab casting facility at Crawfordsville, Indiana. Mr. Millett holds a bachelor's degree in metallurgy from the University of Surrey in England (1981). Mr. Millett brings to the Board both a wealth of training and experience in steel metallurgy and in casting and coating technology and, by reason of his leadership of the Company's Iron Dynamics and Mesabi Nugget projects, a comprehensive knowledge of iron making technology, as well as, by reason of his leadership of OmniSource Corporation, a strategic and operational understanding of scrap metal recycling as both a resource for a steel manufacturing business and as an independent business platform.

        Richard P. Teets, Jr. is a co-founder of our Company and a director since inception. In August 2008, Mr. Teets was appointed Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations. In April 2007, Mr. Teets became an Executive Vice President overseeing the Company's four long-products steelmaking divisions and the steel fabricating business, New Millennium Building Systems. In 1998, Mr. Teets initiated the planning for construction of the Company's structural-steel mill at Columbia City, Indiana. From 1998 to 2007, he managed the construction, start-up and operation of the structural mill and was responsible for its commercial success and growth. From 1993 to early 1996, Mr. Teets was responsible for the planning and construction of the Company's pioneering flat rolled steel mill in Butler, Indiana, as well as its subsequent construction of a cold rolled facility, after which he became Vice President and General Manager of Rolling and Finishing at the flat roll mill. Prior to that, after a ten year career at J&L Steel (later LTV Steel), Mr. Teets joined Nucor Corporation in 1987 as an engineering manager at Crawfordsville, Indiana, where he was given broad responsibility for the design and construction of its new thin-slab-casting facility at that location. Thereafter, in 1991, he assumed responsibility for Nucor's Crawfordsville, Indiana cold-rolling and finishing operations. Mr. Teets holds a bachelor's degree in mechanical engineering from Lafayette College (1977) and a master's degree in business administration from Duquesne University (1982). Mr. Teets brings to the Board a strong academic background and business experience in the design, construction and operation of steel mill facilities, as well as demonstrated leadership in organizing, budgeting for and directing complex projects, both at the construction and operational levels.

        John C. Bates is a co-founder of our Company and a director since inception. He is the President and Chief Executive Officer and a director of Heidtman, which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Heidtman is a large steel service center, with plants located throughout the Midwest and Eastern United States, serving the automotive, heavy truck, construction, metal building, pipe and tube and various other OEM product suppliers with hot rolled, cold rolled and various coated products. Heidtman is our largest customer for our steel products. Mr. Bates' intimate knowledge of the service center industry, which represents a meaningful portion of our steel customer base and resulting revenues from steel operations, is a strategic asset to both management and the Board in enabling the Company to remain at the forefront of the commercial steel distribution business and to maintain the Company's leadership position in that marketplace.

        Keith E. Busse is a co-founder of our Company, Chairman of the Board and a director since inception. Prior to his retirement on December 31, 2011, Mr. Busse had been our Chief Executive Officer since inception. Mr. Busse also, from 1993 until May 2007, was our President, at which time he became Chairman and Chief Executive Officer. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation in various capacities, including general manager of its Vulcraft subsidiary in St. Joe, Indiana. In 1986, Mr. Busse was appointed by Nucor to be the general manager of and to head the construction and operation of the world's first flat rolled steel mini-mill utilizing thin-slab-casting steel technology at Crawfordsville, Indiana. Mr. Busse holds an undergraduate degree in accounting from International Business College, a degree in business finance from St. Francis College (now the University of St. Francis) and a master's degree in business administration from Indiana University. Mr. Busse was named Steelmaker of the Year in 2005 by the Association of Iron and Steel Technology and was named by Business Week Magazine as one of the Top 10 entrepreneurs in the United States. He serves as Chairman of the board of Tower Financial Corporation and as a director of Accuride Corporation, both of them publicly held companies. Mr. Busse's ongoing contributions to the Board, as one of the most innovative and strategic minds in the steel business, and his leadership skills as both visionary and as motivator, are invaluable, even as the Company has matured and is poised for further growth.

        Frank D. Byrne, M.D. has been President of St. Mary's Hospital in Madison, Wisconsin, part of SSM Health Care, a multi-state healthcare delivery system, since 2004. Previously, he served in a variety of executive leadership and governance roles at Parkview Health, a regional healthcare system in northeast Indiana, from 1991-2004, including serving as President of Parkview Hospital from 1995-2002. He practiced pulmonary and critical care medicine in Fort Wayne, Indiana from 1982-1994. He served as a board member of Lincare Holdings from 1999 until the company was acquired by Linde AG in 2012, serving on Lincare's audit, nominating and governance, and compliance committees. Dr. Byrne has also served in numerous governance roles in not-for-profit and privately held organizations for more than 20 years, including hospitals, health systems, health insurance companies, community foundations, multispecialty physician practices, and professional associations. Dr. Byrne holds a Bachelor of Science degree in pre-professional studies from the University of Notre Dame (1974), a doctor of medicine degree from S.U.N.Y. Downstate Medical Center (1977) and a master of medical management degree from Carnegie Mellon University (1999). He attended the Executive Program at the University of Michigan Business School and corporate governance education programs at Harvard Business School, the University of Wisconsin, and Stanford University schools of Business and Law. Dr. Byrne is a member of both our Compensation Committee and of our Corporate Governance and Nominating Committee. Dr. Byrne brings to the Board extensive executive leadership and governance experience, as well as experience in management of complex organizations, employment-related matters, compensation policies, mergers and acquisitions, safety, and process improvement.

        Traci M. Dolan, recently retired, served ten years (2004-2014) for ExactTarget, Inc., a salesforce.com company, which provides global cross-channel interactive marketing software-as-a-service. From July 2011 until February 2014, she served as Chief Administrative Officer and Corporate Secretary in which she was responsible for human resources, executive compensation, legal and corporate governance, real estate, risk management and shareholder relations. Prior to this, she served as principal financial officer responsible for all financial and administrative functions, including financial and strategic planning, accounting, tax and treasury functions among other responsibilities. Prior to joining ExactTarget, Ms. Dolan served as Chief Financial Officer and Vice President of Finance and Administration, Secretary and Treasurer of Made2Manage Systems, Inc., which she joined in March 2000. From 1995 to 2000, Ms. Dolan was with Macmillan Publishing, USA where she held various financial and operating positions including Vice President of Finance and Operations, and before that, Controller and Vice President of Finance. She began her career at Coopers & Lybrand progressing to the role of audit manager. She holds a Bachelor of Science Degree in Business from Indiana University (1981). Ms. Dolan is Chairperson of our Audit Committee and a member of our Compensation Committee. Ms. Dolan brings to the Board a comprehensive knowledge of accounting, finance and financial management as well as experience in managing and overseeing regulatory compliances in the areas of executive compensation and risk management involving public companies.

        Paul B. Edgerley has been Managing Director of Bain Capital Partners, LLC, a private equity firm since 1990. From 1988 to 1990, he served as a principal of that firm. Prior to joining Bain Capital Partners, LLC, Mr. Edgerley spent five years at Bain and Company, Inc., where he worked as a consultant and a manager in its health care information services, retail, and automotive industries. Prior to that, Mr. Edgerley served as a certified public accountant with Peat Marwick Mitchell & Company. Mr. Edgerley holds a bachelor's degree from Kansas State University (1978), with emphasis on accounting, and a master's in business administration degree from Harvard Business School (1983). He is a director of HD Supply Holdings, Inc., Hero Motorcorp and Sensata Technologies Holding N.V., all of them publicly held companies. Mr. Edgerley is a member of our Audit Committee. Mr. Edgerley's more than 20 years of experience in the complex world of venture capital and private equity investing, together with his extensive skills and experience in financial analysis and management, provides unique insight to the Board across the spectrum from budgeting to operations analysis to mergers and acquisitions analysis, financing and integration.

        Dr. Jürgen Kolb, currently retired, served for fifteen years (1986-2001) as a member of Salzgitter, AG's Management Board, including responsibility as Director of Sales and Executive Vice President and Chairman of Salzgitter's world-wide Trading, Warehousing and Steel Service Center activities. Salzgitter, AG is a large German steelmaker. Dr. Kolb has served in numerous capacities within the German, European and World Steel Federation and regularly consults with both private and publicly traded steel and other industrial companies and private equity firms internationally. Dr. Kolb holds degrees from the Johann Wolfgang Goethe University in Frankfurt, Germany (1967) and from the Ruhr-University in Bochum, Germany (1976). Dr. Kolb is a member of our Audit Committee and of our Corporate Governance and Nominating Committee. Dr. Kolb brings to the Board international expertise and experience, not only in steelmaking technologies, across all product lines, but also regarding the conditions and operating trends in the global steel markets.

        James C. Marcuccilli has served as President and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana, since 1997. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Prior to that, Mr. Marcuccilli had responsibility for oversight of nine of Star's financial institutions throughout Indiana. He has also had management experience in transportation (1965-2002) and Ready-Mix and Aggregates business (1968-2007). Mr. Marcuccilli has served as chairman of the Northeast Indiana Regional Partnership from 2008-2009 and is a board member of the Indiana Economic Development Corporation (2004 to present). Mr. Marcuccilli holds a bachelor's degree in business finance from the University of Notre Dame (1973). Mr. Marcuccilli is a member of our Compensation Committee and of our Audit Committee and is Chairperson of our Corporate Governance and Nominating Committee. Mr. Marcuccilli was appointed the Company's Lead Independent Director in December 2011 and has served in this capacity since then. He brings to the Board his extensive experience in financial analysis and management, in banking and in organizational management and a background as a successful entrepreneur, having assisted in the growth and development of STAR Financial Bank from a single rural bank in the early 1970s to its status today as one of Indiana's premier banking institutions.

        Bradley S. Seaman has been employed, since August 1999, by Tricor Pacific Capital, Inc., a private equity firm that makes control investments in lower middle market companies in the United States and Canada. Founded in 1996, Tricor, with offices in Lake Forest, Illinois and Vancouver, British Columbia, has acquired nearly sixty companies in specialty manufacturing, business services and value added distribution. From 1999 through December 2011, Mr. Seaman was Tricor's Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding and investments. Prior to joining Tricor, and from 1990 through July 1999, Mr. Seaman was employed by GE Capital Corporation, a division of the General Electric Company, where he held a number of increasingly senior positions in GE's Transportation & Industrial Funding and Commercial Finance units, ultimately being promoted to head GE Capital's transactions origination teams in Ohio, Michigan and Missouri. In 1994, Mr. Seaman was selected to be part of a new group that was established to focus GE Capital's debt and equity products on the emerging private equity market, and, in that capacity, headed GE's offices in New York and Chicago. During this period, Mr. Seaman also led GE's involvement in the original equity and debt financing for Steel Dynamics in June 1994. Mr. Seaman holds a Bachelor of Science degree in Business Administration from Bowling Green State University (1982) and an MBA from the University of Dallas (1986). Mr. Seaman is a member of both our Audit Committee and of our Corporate Governance and Nominating Committee. He brings to the Board a comprehensive understanding and experience in the debt and equity capital markets, management experience, manufacturing expertise, and both operational and corporate governance experience drawn from his involvement in the management and oversight of Tricor's platform companies.

        Gabriel L. Shaheen, from 2000 to the present, has served as President, Chief Executive Officer and a principal of GLS Capital Ventures, LLC and partner of NxtStar Ventures, LLC, both of them providing private advisory services to both start-up and existing life insurance, annuity insurance and other financial services organizations, as well as to entities that serve such organizations. From January 1998 through December 1999, Mr. Shaheen served as Chairman, President and Chief Executive Officer of Lincoln National Life Insurance Company, with responsibility for all of Lincoln's life and annuity operations throughout the United States. Prior to that, from November 1996 through January 1998, he served as Managing Director of Lincoln UK, Lincoln National Corporation's British subsidiary, and from May 1994 through November 1996, served as Chairman, President and Chief Executive Officer of Lincoln National's reinsurance business and companies, including life and health, worldwide. Mr. Shaheen is an actuary by profession, having received his bachelor's degree in actuarial math from the University of Michigan (1976) and a master's degree in actuarial science from the University of Michigan (1977). Mr. Shaheen serves as Chairman of the board of directors of Horace Mann Educators Corporation, a public company. Mr. Shaheen is Chairperson of our Compensation Committee and a member of our Corporate Governance and Nominating Committee. Mr. Shaheen brings an extensive background of training, skills and experience in the world of risk assessment and management, as well as management skills and experience in operating and supervising complex institutional relationships and major operating units of large publicly traded companies.

Director Compensation

        The following table presents the total compensation for each person who served as a non-employee member of the Board during 2013. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards, or pay any other compensation to any of the other non-employee members of the Board. Mr. Millett, who is our Chief Executive Officer, and Mr. Teets, who is our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations, received no compensation for their service as members of the Board, and, consequently, are not included in this table. The compensation received by Messrs. Millett and Teets, as employees of the Company, is presented in the 2013 Summary Compensation Table on page 47.

        Cash Compensation.     For 2013, the standard cash compensation arrangements for the non-employee members of the Board included a $75,000 annual cash retainer (payable quarterly), as well as cash committee participation fees and retainers as follows:

	Committee Chair	Committee Member	Annual Retainers
Audit Committee	$20,000	$10,000	N/A
Compensation Committee	15,000	7,500	N/A
Corporate Governance and Nominating Committee	12,000	6,000	N/A
Lead Independent Director	N/A	N/A	$60,000
Chairman of the Board	N/A	N/A	100,000

        The Company has a consulting agreement with former Chief Executive Officer and current Board Chairman Keith E. Busse, to secure his continued services on behalf of the Company, as described therein, following his retirement on December 31, 2011. Under this agreement, which has a three-year term ending on December 31, 2014, Mr. Busse serves as an advisor and resource to our Chief Executive Officer, as requested, on a variety of matters that are integral to our business, including steel sector and general industry and economic conditions, strategic planning, new and existing business initiatives, industry relations, markets, resources and technology matters. Under this agreement, Mr. Busse received a cash retainer of $400,000 in 2012, the initial year of the agreement, and $300,000 in 2013, and will receive a $300,000 retainer in 2014.

        In 2013, we did not have any other special cash compensation arrangements with any of the non-employee members of the Board.

        Equity Compensation.     Non-employee members of the Board also receive an annual equity award, in the form of deferred stock units ("DSUs") expressed in shares of the Company's common stock. In 2013, these DSU awards each had a grant date fair value of $90,015. Each non-employee member of the Board is required to elect in advance, the applicable deferral period for settlement and conversion of his or her DSU award into an equivalent number of shares of the Company's common stock, specifically, for a period of either one year or the earlier to occur of five years or one year following his or her retirement from the Board.

  Equity Ownership Policy for Directors

        We maintain an equity ownership policy for the non-employee members of the Board. Under this policy, each non-employee member of the Board is required to own and hold shares of the Company's common stock equal to at least five times his or her annual cash retainer, currently $75,000, for an aggregate of $375,000. We review compliance with this policy annually and require each non-employee member of the Board to meet his or her respective equity ownership requirement within no more than five years of joining the Board. As of the date of this Proxy Statement, we believe that each of the non-employee members of the Board either satisfies or will satisfy this requirement on a timely basis.

2013 Director Compensation Table

Name(a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (c)	All Other Compensation(2) (g)	Total (h)
John C. Bates	$75,000	$90,015	$—	$165,015
Keith E. Busse	175,000	90,015	316,366	581,381
Frank D. Byrne, M.D.	88,500	90,015	—	178,515
Traci M. Dolan	94,445	90,015	—	184,460
Paul B. Edgerley	90,000	90,015	—	180,015
Dr. Jürgen Kolb	94,000	90,015	—	184,015
James C. Marcuccilli	170,250	90,015	—	260,265
Bradley S. Seaman	—	—	—	—
Gabriel L. Shaheen	96,000	90,015	—	186,015
James A. Trethewey	87,583	90,015	—	177,598

(1)
The amounts reported in this column represent the grant date fair value of the DSU awards granted on June 1, 2013 under the Company's Amended and Restated 2006 Equity Incentive Plan ("2006 Plan"). These DSU awards were each for 5,868 shares of the Company's common stock on the basis of the NASDAQ closing market price for the Company's common stock on the last business day prior to the grant date. Each 2013 DSU award vested in full on the grant date, June 1, 2013, subject only to the particular deferred settlement date elected in advance by the director for settlement of his or her DSU award into shares of the Company's common stock on a one-for-one basis. Although Mr. Seaman did not receive a DSU award in 2013, he did receive a DSU award for 2,154 shares of the Company's common stock, representing a pro rata portion of the full-year award provided to the other directors, on the basis of the NASDAQ closing price for the Company's common stock on the last business day prior to the grant date. This DSU award vested in full on the grant date, February 28, 2014, subject only to the particular deferred settlement date elected in advance by Mr. Seaman for settlement of the DSU award into shares of the Company's common stock on a one-for-one basis.

(2)
The amounts reported in this column include the $300,000 retainer, earned in 2013, pursuant to Mr. Busse's consulting agreement with the Company, as well as life insurance premiums, health insurance premiums and tax gross-ups on life insurance.

Security Ownership of Directors and Executive Officers

        The following table shows how much Steel Dynamics, Inc. common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of March 17, 2014. The Named Executive Officers include the Chief Executive Officer, Chief Financial Officer and the two other Named Executive Officers at the end of 2013. For purposes of the following table, beneficial ownership is determined in accordance with Exchange Act Rule 13d-3.

	Beneficial Ownership as of March 17, 2014
	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*
Named Executive Officers
Mark D. Millett(1)	2,933,653	21,825	2,955,478	1.3%
Theresa E. Wagler(2)	163,805	21,825	185,630	0.1%
Russell B. Rinn(3)	53,041	4,785	57,826	0.0%
Richard P. Teets, Jr.(4)	5,200,973	21,825	5,222,798	2.3%
Directors
John C. Bates(5)	488,813	—	488,813	0.3%
Keith E. Busse	1,094,787	27,281	1,122,068	0.5%
Frank D. Byrne, M.D.	45,010	—	45,010	0.0%
Traci M. Dolan	11,424	—	11,424	0.0%
Paul B. Edgerley	363,378	—	363,378	0.2%
Dr. Jürgen Kolb	50,422	—	50,422	0.0%
James C. Marcuccilli	44,010	—	44,010	0.0%
Bradley S. Seaman	2,154	—	2,154	0.0%
Gabriel L. Shaheen(6)	31,070	—	31,070	0.0%
Directors and Executive Officers as a Group (13 persons)	10,482,540	97,541	10,580,081	4.7%

†
Represents currently exercisable options.

*
Assumes exercise of all stock options covering 3,093,020 shares currently exercisable, with a corresponding increase in the number of outstanding shares from 223,125,907 on the record date to 226,218,927.

(1)
Mr. Millett (54) is a co-founder of our Company and a director since inception. On January 1, 2012, Mr. Millett was appointed President and Chief Executive Officer.

(2)
Ms. Wagler (43) has been our Executive Vice President and Chief Financial Officer since May 2007.

(3)
Mr. Rinn (56) has been our Executive Vice President for Metals Recycling, and President and Chief Operating Officer of OmniSource Corporation since July 2011.

(4)
Mr. Teets (58) is a co-founder of our Company and a director since inception. In August 2008, Mr. Teets was appointed Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations and is now responsible for all of the Company's steelmaking operations. His ownership includes 94,089 shares of the Company's common stock owned by Mr. Teets' spouse and 15,352 shares held in trust for Mr. Teets' children, with respect to which Mr. Teets disclaims beneficial ownership of all these shares.

(5)
Consists of all shares of the Company's common stock held of record by Heidtman, of which Mr. Bates is the President and Chief Executive Officer. Of Mr. Bates' beneficially owned shares,

  470,403 shares, or 96% of the total, which are held by Heidtman are pledged as collateral to secure a loan to Heidtman.

(6)
Includes 3,000 shares held in Mr. Shaheen's retirement plan.

Equity Ownership Policy for Named Executive Officers

        We maintain an equity ownership policy for the Named Executive Officers. See the discussion of this equity ownership policy in the "Other Compensation Policies" section of the Compensation Discussion and Analysis on page 43.

Policy Regarding Hedging, Options or Other Short-Term Trading and Pledging of Company Shares

        See the discussion of our policy regarding hedging, options or other short-term trading and pledging of the Company's securities in the "Other Compensation Policies" section of the Compensation Discussion and Analysis on page 43.

Security Ownership of Certain Beneficial Owners

        At December 31, 2013, based upon filings with the SEC, and based upon a total of 222,867,408 shares issued and outstanding at that time, the following persons owned more than 5% of the Company's common stock.

Name and Address	Amount of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	15,720,158	7.1%
40 East 52nd Street
New York, NY 10022
Capital World Investors(2)	15,022,000	6.7%
333 South Hope Street
Los Angeles, CA 90071
The Vanguard Group, Inc.(3)	12,104,575	5.4%
100 Vanguard Blvd.
Malvem, PA. 19355

(1)
Share amounts are based on a Schedule 13G/A filed with the SEC on January 30, 2014, reporting beneficial ownership as of December 31, 2013, which indicates that BlackRock, Inc. has sole voting power of 14,819,651 of the shares shown and sole dispositive power of 15,720,158 of the shares shown.

(2)
Share amounts are based on a Schedule 13G/A filed with the SEC on February 13, 2014, reporting beneficial ownership as of December 31, 2013, which indicates that Capital World Investors has sole voting and sole dispositive power of the shares shown.

(3)
Share amounts are based on a Schedule 13G filed with the SEC on February 12, 2014, reporting beneficial ownership as of December 31, 2013, which indicates that The Vanguard Group, Inc. has sole voting power of 136,150 of the shares shown, sole dispositive power of 11,982,225 of the shares shown and shared dispositive power of 122,350 of the shares shown.

Proposal No. 2
Ratification of the Appointment of Independent
Registered Public Accounting Firm as Auditors

        In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm, to conduct our annual audit for the year 2014. Although not legally required, but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year, because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with the independent registered public accounting firm's appointment for 2015.

        Ernst & Young LLP conducted our annual audit for 2013, and we believe that representatives of Ernst & Young LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

        The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.

        Audit and Non-Audit Fees.     The following table presents fees paid for professional audit services rendered by Ernst & Young LLP, an independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2012 and 2013.

	2012	2013
Audit Fees	$1,573,700	$1,651,000
Audit Related Fees	—	—
Tax Fees	20,700	59,000
All Other Fees	—	—

	$1,594,400	$1,710,000

        Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.     Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

        Prior to engagement, the Audit Committee will pre-approve the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

  1.
  Audit fees include fees for (1) services rendered in connection with the audit of the Company's consolidated financial statements included in its Form 10-K and reviews of financial statements included in the quarterly Forms 10-Q; and (2) the review of internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Such work also includes, but is not limited to, fees for the review of the Company's valuation of business combinations, services rendered in connection with comfort letters, statutory audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

  2.
  Tax fees include fees related to services performed by the independent auditors' tax personnel, except those services specifically related to the financial statements which are included in audit fees, and included tax consulting fees (assistance with tax audits and appeals, tax advice relating to mergers and acquisitions, due diligence assistance regarding tax matters and transfer pricing studies).

        Applicable SEC rules and the Audit Committee's pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee's general pre-approval to either of the Co-Chairs of the Audit Committee.

Report of the Audit Committee

        Management, our independent registered public accounting firm and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States. In addition, Ernst & Young LLP is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee is responsible for overseeing the conduct of these activities and appointing our independent registered public accounting firm. The Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm, legal counsel and other advisors in carrying out its oversight responsibilities, including with respect to information provided and representations made to it by management and on the report on our consolidated financial statements that it receives from our independent registered public accounting firm.

        The Audit Committee operates under a written Charter that is available on our Company's website at www.steeldynamics.com under "Investor Center—Corporate Governance." The Audit Committee's specific responsibilities are summarized in this Proxy Statement under "Governance of the Company—The Audit Committee."

        The Audit Committee selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews and approves the independent auditors' fees. In that regard, the Audit Committee approved the selection and engaged the services of Ernst & Young LLP as our independent auditing firm for the Company's fiscal year ended December 31, 2013 and recommends Ernst & Young LLP as our independent auditing firm for the Company's fiscal year ending December 31, 2014.

        The Audit Committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed in Auditing Standard No. 16 (Communication with Audit Committees), issued by the Public Company Accounting Oversight Board (United States) ("PCAOB") and required to be reported to the Audit Committee by Ernst & Young LLP by SEC Regulation S-X, Rule 2.07. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule 3526 (Communication with Audit

Committees Concerning Independence), and has discussed with the auditors their independence. The Audit Committee has also reviewed and discussed with management and with Ernst & Young LLP management's report on Steel Dynamics' internal control over financial reporting and Ernst & Young LLP's attestation report on the effectiveness of Steel Dynamics' internal control over financial reporting. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee has also considered whether the provision of services by Ernst & Young LLP not related to the audit of the financial statements referred to above is compatible with maintaining Ernst & Young LLP's independence.

        In fulfilling its oversight responsibilities during 2013, the Audit Committee met with Ernst & Young LLP eight times with management present and four times without management present. Based upon the Audit Committee's discussions with management and our independent registered public accounting firm, and the Audit Committee's review of the audited financial statements and the representations of management and the report of our independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Audit Committee:

Traci M. Dolan, Chair
Paul B. Edgerley, Member
Dr. Jürgen Kolb, Member
James C. Marcuccilli, Member
Bradley S. Seaman, Member

April 3, 2014

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

The Compensation Committee:

Gabriel L. Shaheen, Chair
Frank D. Byrne, M.D., Member
Traci M. Dolan, Member
James C. Marcuccilli, Member

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis may contain statements regarding future corporate and individual performance objectives and target levels. We have disclosed these objectives and target levels in the limited context of the Company's executive compensation program. Therefore, you should not take these statements to be statements of management's expectations or estimates of results or other guidance. We specifically caution stockholders not to apply any such statements to other contexts.

        This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:

  •
  Mr. Millett, our President and Chief Executive Officer;

  •
  Ms. Wagler, our Executive Vice President and Chief Financial Officer;

  •
  Mr. Rinn, our Executive Vice President for Metals Recycling and President and Chief Operating Officer of OmniSource Corporation;

  •
  Mr. Teets, our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations; and

  •
  Gary E. Heasley, our former Executive Vice President for Business Development and President of New Millennium Building Systems.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis as the "Named Executive Officers."

        Mr. Heasley's last day of employment with the Company was May 2, 2013. In connection with his departure from the Company, we entered into a severance agreement with Mr. Heasley, pursuant to which he received a cash payment equal to 24 months of his base salary, or $720,000, and accelerated vesting of 4,127 shares of the Company's common stock subject to his outstanding and unvested restricted stock unit ("RSU") awards.

        This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide to our executive officers, including the Named Executive Officers. In addition, we explain how and why the Compensation Committee arrived at the specific compensation actions and decisions involving our executive officers during 2013.

Executive Summary

  Executive Compensation Structure

        Historically, and until adoption in 2012 of the Steel Dynamics Long-Term Incentive Compensation Program (the "LTIP") within the framework of the Company's Amended and Restated 2006 Equity Incentive Plan (the "2006 Plan"), our executive compensation program had been centered around our highly-leveraged, annual incentive compensation plan, which we refer to as the Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan (the "2013 Plan"). The 2013 Plan, which was re-approved by stockholders at the 2013 Annual Stockholders Meeting, but which in materially the same form dates back to the inception of the Company, is entirely dependent on our profitability. The design and operation of the 2013 Plan is described below under "Summary of Executive Compensation Program Components: Annual Incentive Compensation." Although we have found this approach, which emphasizes collaboration among our executive officers, to have been consistently effective, during the first 17 years of our operating life, in reinforcing the team-oriented philosophy that we use to compensate our production-level employees and, also, in motivating our executive officers by focusing on the importance of producing consistent and profitable operating results for the benefit of our stockholders, it did not recognize and compensate exemplary management performance in relation to the Company's peers. More specifically, often, where our executive management team outperformed its peers when measured against a number of other important operating measures, of critical importance to stockholders even in the face of challenging steel industry market conditions that adversely affected overall Company profits, there wasn't an appropriate incentive mechanism to recognize such accomplishments.

        Accordingly, in 2012, the Compensation Committee acted to begin to augment and rebalance the overall orientation of our executive compensation program by adopting and implementing the LTIP, which focuses primarily on other indicia of performance, namely on our performance in relation to our steel sector competitors, and also ties the incentives thereunder, if earned, to a longer-term payout horizon than the shorter-term orientation of the annually measured incentives under the 2013 Plan. We believe that the addition of the LTIP will enable our executive officers to be recognized and rewarded for how they perform relative to their peers, even under challenging economic and steel industry market conditions, where compensation under our annual incentive compensation plan may not adequately reflect the extent to which their efforts have produced results for the Company that are in the long-term interest of our stockholders. Moreover, the LTIP will more directly orient the reward, if any, along a longer-term time horizon, thereby better aligning the long-term interests of our executive officers with those of our stockholders.

        Further, in recent years, because of the challenging conditions affecting the overall steel market, the payments under the 2013 Plan alone resulted from time to time in total direct compensation for our executive officers that was below the median of our compensation peer group, which tend to maintain incentive programs that also recognize additional operating measures. This was of increasing concern to the Compensation Committee, insofar as it might negatively affect the Company's ability to attract and retain outstanding management talent. We believe that the enhancement of our executive officers' target total direct compensation opportunities with the addition of the LTIP will render our overall executive compensation package more competitive from a market perspective, while, at the same time, send a strong message to our executive officers that a significant portion of their financial rewards will be directly tied to their ability to outperform our competitors to produce long-term value for our stockholders.

        During 2013, our executive compensation program was administered to support this broader compensation orientation in the following ways:

  •
  The base salaries of our executive officers continued to be set with a view to emphasize their short-term (annual) incentive compensation opportunities to ensure that they would continue to be motivated to manage for maximum profitability, the philosophy that has successfully produced industry-leading operating results consistently since inception of the Company and upon the basis of which our annual incentive compensation plan has operated;

  •
  The largest portion of our executive officers' target total direct compensation opportunity continued to be comprised of short-term (annual) incentive compensation opportunities pursuant to the 2013 Plan, capped at a multiple of base salary, based upon a formula predicated on our annual net income in excess of a pre-established minimum percentage return of stockholders equity. Annual incentive compensation awards under the 2013 Plan have consisted primarily of cash but also provide the potential, during years of exceptional profitability, for the receipt of equity compensation in the form of restricted shares of the Company's common stock, vesting one-third at the time of the award payment and one-third each for the following two years; and

  •
  The long-term incentive compensation opportunities of our executive officers have been enhanced through the grant of performance share awards pursuant to the LTIP, which the Compensation Committee adopted during 2012 pursuant to the 2006 Plan. The LTIP provides additional incentive-based compensation opportunities in the form of performance share awards, for exceptional financial performance in various categories, as measured relative to a pre-established group of steel sector competitors.

        In summary:

        The annual incentive compensation award opportunities of our corporate executive officers, including our Chief Executive Officer and our Chief Financial Officer, are based on Company-wide profitability in excess of a pre-established minimum percentage return of stockholders equity, while the annual incentive compensation award opportunities of our divisional executive officers, with both Company-wide and business unit responsibilities, are based in part on Company-wide profitability and in part on profitability of the division or business units that they manage, in excess of a prescribed hurdle rate of return on assets deployed to that division or business unit. We have selected these measures as the primary performance measures for determining the annual incentive compensation awards under the 2013 Plan because we deem these to be objective and clearly align this type of incentive award with annual profitability.

        The long-term incentive compensation award opportunities granted to the Named Executive Officers under the LTIP are also based on Company-wide operating performance, but are measured on the basis of four key elements: revenue growth, operating margin, return on invested capital (after-tax), and return on equity (after-tax) compared to that of a pre-established group of steel sector competitors, over a long-term (three-year) measurement period, and also, subject to a multi-year service-based vesting requirement. We have selected these performance measures for determining the amount of the awards earned because we believe that these are also objective and clear indicators of our ability to execute on our long-term strategic initiatives in a dynamic and volatile global economy and industry.

  Pay for Performance Design

        Both our annual incentive compensation award opportunities and our long-term incentive compensation award opportunities have a common pay-for-performance design. Each rewards one or more elements important to the short-term or long-term interests of the Company and its stockholders.

        For illustration purposes, the operation of our executive compensation philosophy expressed through its annually-focused 2013 Plan alone, insofar as it has impacted the Named Executive Officers, is demonstrated by the annual incentive compensation award paid to our Chief Executive Officer under the 2013 Plan over the past five years:

  •
  In 2009, when, because of the global economic recession, we incurred a net loss of $8 million (even though best among our steel sector competitors), our then-Chief Executive Officer, Keith E. Busse, who retired at the end of 2011, received no annual incentive compensation award.

  •
  In 2010 following the global economic recession, when we returned to profitability with net income of $141 million, but not yet back to prior peak year levels, Mr. Busse, earned an annual incentive compensation award of $1,523,164 (representing only 44% of his maximum annual incentive award opportunity).

  •
  In 2011, as our financial performance continued to get stronger, with net income of $278 million, Mr. Busse, earned an annual incentive award of $3,640,004. Thus, while this 2011 annual incentive compensation award represented an approximate 139% increase over his 2010 annual incentive compensation award, it was the direct result of a near doubling of our profitability from 2010 to 2011.

  •
  In 2012, when, primarily attributable to lagging conditions affecting the global steel and scrap industries, and consistent with the performance of other companies in our industry sector, our financial performance declined, with net income of $164 million, our then newly-appointed and now current Chief Executive Officer, Mr. Millett, earned an annual incentive compensation award of $628,812 (representing only 22% of his maximum annual incentive award opportunity).

  •
  In 2013, with our financial performance improving somewhat, with net income of $189 million, Mr. Millett earned an annual incentive compensation award of $864,516 (again representing only 27% of his maximum annual incentive award opportunity).

        The relationship between our profits-oriented financial performance under the 2013 Plan, as illustrated by our net income, and our Chief Executive Officer's annual incentive compensation award under the 2013 Plan over the last five years can be illustrated graphically by the following chart:

CEO Annual Incentive Compensation Plan Awards

        With the addition of the LTIP in 2012, the Named Executive Officers are compensated on a pay-per-performance basis on four key Company-wide operating measures (revenue growth, operating margin, return on invested capital (after-tax) and return on equity (after-tax)) as compared to a pre-established group of steel sector competitors. The relationship between the Company's performance on the four key operating measures under the LTIP, as illustrated by the Company's weighted-average percentile ranking over the four measures compared to our steel sector competitors, and our Chief Executive Officer's compensation under the LTIP, as calculated by the actual number of shares received for the performance period multiplied by the stock price of the Company's common stock on the first date of the respective performance period, since the inception of the LTIP in 2012 can be illustrated graphically by the following chart:

CEO Long-Term Incentive Compensation Plan Awards

        The positive impact on overall incentive compensation payable to the Named Executive Officers, in the aggregate, under the 2013 Plan and the LTIP has the potential to better help the Company attract and retain outstanding management talent. Combining these incentive compensation awards with the other compensation paid to and earned by our Chief Executive Officer in 2013, Mr. Millet received total direct compensation of $2,360,992, which still placed him below the 25th percentile of our compensation peer group. We believe that future LTIP awards will provide market-competitive pay opportunities to the Named Executive Officers, provided the Company's performance is sufficient to earn the award. The Compensation Committee will monitor all compensation to ensure aggregate incentives of our executive officers are appropriate to provide short-term and long-term value to the Company and its stockholders.

  2013 Executive Compensation Actions

        For 2013, the Compensation Committee took the following actions with respect to the compensation of our Chief Executive Officer and the other Named Executive Officers:

  •
  Following a review of the compensation practices of the companies in our compensation peer group and after consideration of the recommendations of Mr. Millett (except with respect to his own base salary), adjusted the other Named Executive Officers annual base salaries by an average of 5%. In addition, after considering Mr. Millett's target total direct compensation opportunity, the Compensation Committee increased his annual base salary by 12%, or $100,000 to $930,000;

  •
  Based on our level of profitability in 2013, approved an annual incentive compensation award to Mr. Millett equal to 93% of his annual base salary (but only 27% of his maximum annual incentive award opportunity) and approved annual incentive compensation awards for the other Named Executive Officers ranging from 93% to 165% of their annual base salaries (but only 27% to 47% of the maximum annual incentive award opportunity for these individuals);

  •
  Approved three performance share awards under the LTIP to Mr. Millett each with a target grant date award value of $465,000 (with a threshold of $0 and a maximum grant date award value of $930,000) and to the other Named Executive Officers each with target award values ranging from $225,000 to $305,000 (with thresholds of $0 and maximum grant date award values ranging from $450,000 to $610,000), which were to be earned, if at all, (i) subject to the Company's relative financial performance as measured against its steel sector competitors, and (ii), to maintain a long-term focus for these awards, an additional multi-year vesting requirement; and

  •
  As part of our annual RSU awards to all employees, approved an RSU award to Mr. Millett with a grant date fair value of $82,958 and RSU awards to the other Named Executive Officers with grant date fair values ranging from $66,370 to $67,988.

  Results of 2013 Say-on-Pay Vote

        In May 2013, we conducted a non-binding advisory vote on the compensation of the Named Executive Officers, commonly referred to as a "say-on-pay" vote, at our 2013 Annual Meeting of Stockholders. Our stockholders approved the compensation of the Named Executive Officers, with 88% of the votes cast on the proposal voted in favor of our executive compensation program.

        As the Compensation Committee evaluated our executive compensation policies and practices throughout 2013, it was mindful of the support our stockholders expressed for our philosophy of linking compensation to our overall profitability and the enhancement of stockholder value. Based on this continuing support, the Compensation Committee has retained the Company's strong emphasis on annual incentive compensation that rewards our most senior executive officers when we are profitable and have delivered a meaningful return to our stockholders. In addition, the Compensation Committee believes that the performance-based incentive compensation opportunities awarded to the Named

Executive Officers through the LTIP provide appropriate incentives that promote our objective of creating sustainable long-term value for our stockholders.

        Consistent with the recommendation of the Board and the preference of our stockholders as reflected in the advisory vote on the frequency of future say-on-pay votes conducted at our 2011 Annual Meeting of Stockholders, the Board has adopted a policy providing for annual advisory votes on the compensation of the Named Executive Officers. Accordingly, following the 2014 Annual Meeting of Stockholders to which this Proxy Statement relates, which includes an advisory vote on the compensation of the Named Executive Officers as set forth in Proposal No. 4, the next stockholder advisory vote on executive compensation will take place in 2015.

Compensation Philosophy and Objectives

        We believe that our executive compensation program reflects the entrepreneurial culture upon which the Company was founded and that has contributed to our success. This is so because, while the type of executive whom we want to attract and retain might well have the opportunity to work elsewhere at a higher assured wage, nonetheless, he or she will choose to work for the Company because of the opportunity to earn a higher multiple of that assured wage in a year in which his or her efforts have resulted in a substantially more profitable year. Fundamental to this philosophy is the recognition of the central role that teamwork plays in the achievement of consistent superlative financial and operational performance, under all market conditions, both at the plant and executive levels. This philosophy is, in fact, reflected at every level, from the employee on the plant floor to the corporate and divisional executive management team.

        This philosophy drives the following compensation design principles:

  •
  base salary should be fixed, payable in cash, and generally be established at or below the median of the competitive market, yet when combined with the potential for above-market, highly-leveraged annual incentive compensation, be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

  •
  annual incentive compensation should be awarded only after Company profits and/or divisional earnings first exceed certain minimum threshold levels established by the Compensation Committee, with such incentive compensation dependent upon additional earnings beyond such minimums, capped, however, at pre-established multiples of base salary;

  •
  subjective, discretionary bonuses, although appropriate under exceptional circumstances, generally should not be used as a regular part of incentive compensation;

  •
  long-term incentive compensation should be performance-based, with the amounts earned measured by how management has performed relative to the Company's industry peers over a multi-year period based on pre-established key financial and other operating metrics;

  •
  total direct compensation across all market conditions should be at least at or above market norms when Company performance so merits but below market norms when that performance lags; and

  •
  reward for exemplary individual effort and performance over time should be expressed primarily through annual increases in the level of base salary.

Administration of Executive Compensation Program

  Role of the Compensation Committee

        The Compensation Committee has responsibility for the development, implementation, monitoring, and oversight of our executive compensation program, as well as responsibility for ensuring that our compensation plans and programs remain consistent with our compensation philosophy. The Compensation Committee:

  •
  annually evaluates and establishes the compensation of our Chief Executive Officer and, with the input of our Chief Executive Officer, the compensation of our other executive officers, including the other Named Executive Officers;

  •
  evaluates and establishes the compensation for the non-employee members of the Board; and

  •
  suggests, reviews and approves all cash and equity-based incentive plans and awards under such plans.

        The Compensation Committee meets throughout the year, as necessary, to perform its duties and responsibilities. During 2013, the Compensation Committee met four times. From time to time, the Compensation Committee invites our Chief Executive Officer and other senior executive officers to attend and to participate in portions of its meetings, but no member of management is present during any Compensation Committee deliberations or decision-making.

  Role of Our Chief Executive Officer

        Our Chief Executive Officer supports the work of the Compensation Committee by providing necessary background information and updates on the operations of the Company and the performance of each of our executive officers.

        As noted above, our Chief Executive Officer recommends adjustments to the base salaries, target annual incentive compensation award opportunities and long-term incentive awards of the Named Executive Officers who report directly to him, as well as the base salaries of our other executive officers. He also provides the Compensation Committee with an annual performance evaluation of each executive officer.

        The Compensation Committee receives a recommendation from our Chief Executive Officer as to any proposed adjustment to his own base salary, as well as his self-assessment of his performance for the year under review. The Compensation Committee, however, evaluates the performance of our Chief Executive Officer based on its own assessment of his performance and exercises its judgment as to whether to adjust his compensation levels and whether to adjust the base salaries of any of our executive officers.

  Role of Compensation Consultant

        The Compensation Committee has authority to engage the services of one or more compensation consultants or other advisors, at the Company's expense, as it deems necessary or appropriate in the discharge of its duties and responsibilities. During 2013, the Compensation Committee engaged the services of Compensia, Inc., a national compensation consulting firm, to provide ongoing executive and director compensation advisory services.

        Compensia reports directly to the Compensation Committee. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Representatives of Compensia attend meetings of the Committee, as requested, and communicate with the Committee Chairperson and with management as circumstances warrant. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1and the applicable NASDAQ Listing Standards, and concluded that there are no conflicts of interest with respect to the work that Compensia performs for the Compensation Committee.

  Use of Competitive Data

        To monitor the competitiveness of our executive officers' compensation, the Compensation Committee uses a compensation peer group which reflects the pay of executives in comparable positions at similarly-situated companies. Typically, this compensation peer group is composed of a cross-section of direct steel competitors, as well as companies in related industrial or basic materials sectors. The Compensation Committee uses the compensation peer group as a reference in the course of its compensation deliberations, including in 2013, its deliberations with respect to the grant of the performance share awards to the Named Executive Officers. For 2013, the compensation peer group consisted of the following companies:

AGCO Corporation	Joy Global, Inc.	Reliance Steel and Aluminum Corp.
AK Steel Holdings Corporation	Lennox International, Inc.	SPX Corporation
Allegheny Technologies, Inc.	Manitowoc Company, Inc.	Terex Corporation
Commercial Metals Company	Meritor, Inc.	Timken Company
Flowserve Corporation	Oshkosh Corporation	Worthington Industries, Inc.
Harsco Corporation	Owens Corning, Inc.

        We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or annual or long-term incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. The Compensation Committee believes that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation components and of our overall executive compensation packages. This information is only one of several factors that the Compensation Committee considers, however, in making its decisions with respect to the compensation of our executive officers.

Summary of the Executive Compensation Program Components

        The following describes each component of our executive compensation program and how compensation amounts were determined for our executive officers, including the Named Executive Officers, for 2013.

  Base Salary

        Generally, the base salaries of our executive officers, including the Named Executive Officers, are intended to provide a guaranteed albeit a modest level of compensation that the Compensation Committee believes is necessary to retain the executive officers, even in the event, such as what occurred in 2009, that such base salary proves to be their principal source of income. The Compensation Committee follows this policy, with the support and concurrence of management, because we want to orient overall compensation significantly toward substantial at-risk incentive compensation. In other words, we view base salaries as providing an essential level of compensation that is necessary to recruit and retain the type of entrepreneurial executives we seek to attract and who are willing to accept such base-level compensation in down market conditions, even in situations in which their individual and collective efforts and performance has been outstanding. This also enables the Compensation Committee to orient its recognition of individual achievement or changed responsibilities toward adjustments to base salary.

        In this regard, the Compensation Committee, in conjunction with our annual performance review process, considers each executive officer's position, responsibilities and duties, as well as his or her experience, qualifications, unique value and performance, for purposes of determining whether to adjust his or her base salary. Base salary adjustments are also influenced by the Compensation Committee's assessment of one or more market analyses of the base salary levels for executives in comparable positions prepared by its compensation consultant (or compiled by us or the Compensation Committee).

        In November 2012, the Compensation Committee reviewed the base salaries of the Named Executive Officers, taking into consideration the factors described above, as well as the recommendations of our Chief Executive Officer, and, exercising its judgment and discretion, adjusted the annual base salaries of the Named Executive Officers (other than our Chief Executive Officer), by an average of 5%. In addition, after evaluating his performance during 2012 the Compensation Committee decided to make a 12% increase to the base salary of Mr. Millett.

        The base salaries paid to the Named Executive Officers during 2013 are set forth in the Summary Compensation Table following this Compensation Discussion and Analysis.

  Annual Incentive Compensation

        Consistent with our compensation philosophy, the majority of the annual compensation opportunity for our executive officers, including the Named Executive Officers, is provided through performance-based incentive compensation awards under the 2013 Plan. The 2013 Plan has a short-term focus, consistent with our objective of providing substantial annualized incentive compensation linked to Company and/or business unit profits above a pre-established minimum threshold level.

  Award Eligibility

        In 2013, our executive officers (a group of 24 individuals) were eligible to participate in the 2013 Plan. Each executive officer, based on his or her role and responsibilities, was eligible to participate in one of two broad categories of plan participants identified in the 2013 Plan, which determines the amount of the maximum award that he or she is eligible to receive and the determining factors used to calculate that award. In 2013, each of the Named Executive Officers fell into one of these two categories—"Corporate Executive Officer" or "Divisional Executive Officer."

  •
  The Corporate Executive Officer category, which included individuals whose overall responsibilities were Company-wide, consisted of our Chief Executive Officer, Mr. Millett and our Chief Financial Officer, Ms. Wagler ("Category 1 Officers" under the 2013 Plan). At this level, if the Bonus Pool, determined by reference to Company-wide Adjusted Net Income, was large enough, such executive officer could earn up to 250% of his or her annual base salary in cash and up to 100% of his or her annual base salary in shares of restricted stock.

  •
  The Divisional Executive Officer category, which included individuals who had both Company-wide responsibilities and primary business unit responsibilities, included Messrs. Rinn and Teets ("Category 3 Officers" under the 2013 Plan). For Category 3 Officers, if the corporate level Bonus Pool was large enough, an executive officer could earn up to 125% of his or her annual base salary in cash and up to 50% of his or her annual base salary in shares of restricted stock and, if the profitability of his or her business unit was sufficient, could earn up to an additional 125% of his or her annual base salary in cash and up to an additional 50% of his or her base salary in shares of restricted stock.

  Award Measures

        In the case of the Corporate Executive Officers, their annual incentive compensation award opportunities were based entirely on their participation in the "Bonus Pool" component of the 2013 Plan. The size of the Bonus Pool was determined based on Company-wide "Adjusted Net Income" in excess of a pre-determined return on equity (expressed as a percentage). For purposes of the 2013 Plan, "Adjusted Net Income" was defined as consolidated net income, before taxes and extraordinary items, including adjustments for occasional start-up expenses associated with significant capital expenditures or businesses and charges associated with refinancing activities.

        For 2013, the Bonus Pool was determined by multiplying our adjusted net income for the year in excess of 10% of our "Average Stockholders Equity," by a percentage amount, set annually by the Committee (for 2013, this percentage was 5.5%). The exclusion from the Bonus Pool of the amount of the "Average Stockholders Equity" component is intended to preserve within the Company a deemed return on equity before any incentive compensation is paid to our executive officers predicated on Company profits, and, consequently, operates as a threshold level of performance that must be exceeded before the amount of the Bonus Pool (if any) is calculated. For 2013, our "Average Stockholders Equity" was $2.4 billion which was derived by taking the sum of "Total Equity and Redeemable Noncontrolling Interests" in the Company's balance sheet for the month ended on December 31, 2012 and each month in 2013 divided by 13.

        In the case of the Divisional Executive Officers, their incentive compensation award opportunities were based on Company-wide performance (as derived from the "Bonus Pool" component of the 2013 Plan as described above) and on the profitability performance of the division or business unit under their management or influence. This latter portion of their incentive compensation award opportunity was determined through a formula based on the operating performance of their respective divisions or business units as measured against a return on assets percentage amount (a "Minimum ROA Target").

        For 2013, the Compensation Committee set the Minimum ROA Target, which varied by business unit (between 0% and 6%), below which no divisional or business unit annual incentive compensation award would be paid. The Compensation Committee also set a "Maximum ROA Target," which also varied by business unit (but which generally was 20%, 30% or 35%), at which level a Divisional Executive Officer would be entitled to receive his or her maximum divisional or business unit annual incentive compensation award. Once these preliminary calculations have been made, the division or business unit's performance is measured by calculating that unit's "Divisional Return on Assets," using the formula set forth in the 2013 Plan. The primary considerations included in determining the Minimum ROA Target and Maximum ROA Target were as follows: the amount of capital assets required to operate and maintain the respective division or business unit; the expected financial margin that a specific division or business unit has the opportunity to achieve in both moderate and exceptional market environments; and the materiality of the contribution that a specific division or business unit may have on the consolidated financial results of the Company.

  Actual Corporate Level Award Calculations

        Annual incentive compensation awards are determined on February 1 of the year following the year for which the incentive compensation is earned, based upon the Company's audited results of operations. When our financial performance results in the identification of a Bonus Pool amount, a portion of this amount is allocated among the executive officers who are eligible to participate in the Bonus Pool in accordance with each "Participant's Bonus Pool Percentage" (derived, for any participant, from a fraction, the numerator of which is equal to the "Participant's Adjusted Base Salary," as defined in the 2013 Plan, and the denominator of which is equal to the sum of all of the Participants' Adjusted Base Salaries). In addition to the Named Executive Officers, there are other executive officer and manager participants, and for certain of these participants a smaller fraction of their potential incentive compensation award is based upon overall Company-wide performance.

        The following table sets forth the percentage of each Named Executive Officer's maximum incentive compensation award that is determined based on the Bonus Pool:

Named Executive Officer	Participant's Bonus Pool Percentage
Mr. Millett	100%
Ms. Wagler	100%
Mr. Rinn	50%
Mr. Teets	50%

        Assuming that our performance results in a Bonus Pool:

  •
  a Corporate Executive Officer may earn a cash incentive compensation award in an amount equal to the product of (i) his or her Bonus Pool Percentage and (ii) the applicable Bonus Pool for the year, but not in excess of 250% of his or her annual base salary for the year. In addition, a Corporate Executive Officer may also receive an incentive compensation award payable in restricted shares of the Company's common stock if there are unallocated amounts still remaining in the Bonus Pool after payment of that individual's cash incentive compensation awards. Any such restricted stock awards are in an amount equal to the product of (a) his or her Bonus Pool Percentage and (b) the Bonus Pool (after payment of the cash incentive compensation awards). The amount of this restricted stock award, if any, may not exceed the Corporate Executive Officer's annual base salary.

  •
  a Category 3 Officer may derive only half of his or her annual incentive compensation award based on the Bonus Pool amount. A Category 3 Officer may earn a cash incentive compensation award in an amount equal to the product of (i) his or her Bonus Pool Percentage and (ii) the applicable Bonus Pool for the year, but not in excess of 125% of his or her annual base salary for the year. In addition, a Category 3 Officer may also receive an incentive compensation award payable in restricted shares of the Company's common stock if there are unallocated amounts still remaining in the Bonus Pool after payment of that individual's cash incentive compensation awards. Any such restricted stock awards are in an amount equal to the product of (a) his or her Bonus Pool Percentage and (b) the Bonus Pool (after payment of the cash incentive compensation awards). The amount of this restricted stock award, if any, may not exceed 50% of the Category 3 Officer's annual base salary.

        The number of shares of restricted stock issuable to an executive officer, if any, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of the Company's common stock on the last business day immediately preceding February 1. These restricted stock awards vest as to one-third of the shares of the Company's common stock covered by the award at the time of issuance and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the date of issuance.

  Business Unit Award Calculations

        Annual business unit level incentive compensation awards are also determined on February 1 of the year following the year for which the incentive compensation is payable.

        Once a division or business unit's Minimum and Maximum ROA targets have been calculated, the business unit's performance is measured by calculating that unit's Divisional Group or business unit Return on Assets, as the case may be, using a percentage derived by dividing the sum of (i) the appropriate entity's pre-tax income for the year, (ii) the amount of certain corporate expenses allocated to that entity, and (iii) the amount of incentive compensation award compensation expenses associated with the 2013 Plan, by the "Average Divisional ROA Assets," "Average Divisional Group ROA Assets" or "Average Business Unit ROA Assets" (defined as the sum of the total assets employed by that division or business unit at the end of each month during the year and during the last month of the prior year, with certain adjustments, and dividing the resulting amount by the number of months of the year, plus one.)

        A Divisional Executive Officer's receipt of the portion of his or her incentive compensation award based on his or her business unit's performance is calculated as follows: the award, if any, is equal to that percentage of his or her Maximum Divisional Group Cash Bonus for the year, derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for the Year for all the divisions or business groups comprising the Divisional Group and the applicable Maximum ROA Target for that year for all the divisions or business groups comprising the Divisional Group into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Group Return on Assets for that year.

  2013 Incentive Award Amounts

        For 2013, the Compensation Committee determined that the Bonus Pool under the 2013 Plan was $2.9 million, which provided approximate payments equal to 27% of each executive officer's maximum annual incentive award opportunity attributable to the Bonus Pool.

        For 2013, the total corporate level incentive compensation for the two Corporate Executive Officers, Mr. Millett and Ms. Wagler, which were derived from the Bonus Pool was $1.3 million, while the total incentive compensation for the other Named Executive Officers, Messrs. Rinn and Teets, which was derived from the Bonus Pool was $493,000.

        Based on the size of the Bonus Pool, the Corporate Executive Officers earned an amount less than their initial targeted amount equal to 93% of their base salary (representing only 27% of the maximum 350% annual incentive award opportunity), all payable in cash, and no restricted shares of the Company's common stock were awarded.

        In the case of the Category 3 Officers, half of their incentive compensation was based on Company-wide performance (derived from the Bonus Pool) and half on the performance of their various divisions or business units. Consequently, for 2013, these Named Executive Officers could derive half of their incentive compensation through participation in the Company-wide Bonus Pool and half of their incentive compensation through a bonus formula based upon their division or business unit's operating performance, as described below. The Compensation Committee determined that, based on the size of the Company-wide Bonus Pool, for the portion of their incentive compensation award opportunities based on the Bonus Pool, the Category 3 Officers earned 27% of the maximum 350% of half of their base salary, payable in cash, and no restricted shares of the Company's common stock.

        With respect to the portion of their incentive compensation award opportunities based on divisional results, the payments for the Divisional Executive Officers varied from 51% to 68% of their maximum incentive compensation award.

        Consequently, Messrs. Rinn and Teets, earned an amount less than their initial targeted amount equal to 136% and 165%, respectively, of their base salary, all payable in cash, and received no restricted shares of the Company's common stock.

        The total amount of the annual incentive compensation awards paid to the Named Executive Officers for 2013 are set forth in the 2013 Summary Compensation Table following this Compensation Discussion and Analysis.

  Long-Term Incentive Compensation

        Consistent with our compensation philosophy that the majority of the compensation opportunity for the Named Executive Officers be provided through performance-based incentive compensation, in August 2012, the Compensation Committee adopted the LTIP, as an additional program under the 2006 Plan to provide long-term incentive compensation opportunities to the Named Executive Officers, based on our relative financial performance compared against our steel sector competitors.

        Thereafter, in August 2012, to accommodate the gradual transition to the first performance share awards with a full three-year performance period, the Compensation Committee made an initial award covering the one-year performance period from January 1, 2012 through December 31, 2012. Subsequently, in February 2013, the Compensation Committee took the next step in the transition process granting the Named Executive Officers a series of three performance share awards ("2013 Awards") to provide the opportunity to earn performance shares each year until and including the granting of shares, if any, under the first award with a full three-year performance period—the first with a one-year performance period (running from the first day of 2013 until the last day of 2013), the second with a two-year performance period (running from the first day of 2013 until the last day of 2014), and the third with a three-year performance period (running from the first day of 2013 until the last day of 2015).

  Award Eligibility under the LTIP

        During 2013, Named Executives Officers were eligible to participate in the LTIP.

  Award Measures

        For purposes of the 2013 Awards, the Compensation Committee established four performance measures, to be weighted equally (25% each), for purposes of assessing the Company's financial performance during the performance period as measured against a pre-established group of steel sector competitors. As in the case of the 2012 awards, this comparator group for purposes of the 2013 Awards consisted of AK Steel, Allegheny Technologies, Commercial Metals, Nucor, Timken, United States Steel, and Worthington Industries. These companies were selected because, at the time the awards were granted, the Compensation Committee determined that they represented the principal companies within our industry with which we compete for business.

        The performance measures selected for the 2013 Awards were as follows:

  •
  Revenue growth – (total revenue in current performance period minus total revenue in previous performance period) / (total revenue in previous performance period)

  •
  Operating margin – total operating income for the performance period / total revenue for the performance period

  •
  Return on invested capital – total net income for the performance period / sum of (the total quarterly average equity + total quarterly average long-term debt, including current debt) for the performance period

  •
  Return on equity – total net income for the performance period / total quarterly average equity for the performance period

        Under the LTIP, the performance measures and comparator group are subject to change annually at the sole discretion of the Compensation Committee.

  Award Calculations under the LTIP

        Under the LTIP, the amount of a participating executive officer's target award is to be determined by the Compensation Committee based on a multiple of his or her annual base salary as of the first day of the performance period (for example, January 1). For purposes of the 2013 Awards, the Compensation Committee determined that the applicable multiple of each participating executive officer's base salary would be equal to 100% of his or her annual base salary as of January 1st. This value was then converted into a maximum number of shares of the Company's common stock, using the closing market price at the close of business on the first day of the performance period. Generally, awards will be granted during February of each year.

        In the case of the 2013 Awards, for each performance measure, the award payout with respect to that measure had a range from zero to 100% of the maximum number of shares awarded, subject to further review during the time allotted for determination for each subsequent award, based on the Company's percentile ranking for that measure as compared to the steel sector comparator group:

  •
  If the ranking is below the 25 percentile, the payout is to be zero;

  •
  If the ranking is equal to the 25 percentile, the payout is to be 50% of the target number of shares awarded;

  •
  If the ranking is equal to the 50 percentile, the payout is to be 75% of the target number of shares awarded;

  •
  If the ranking is greater than or equal to the 75 percentile, the payout is to be 100% of the target number of shares awarded; and

  •
  For a ranking between the 25 and 75 percentile, the payout is to be determined on a linear basis.

        Any shares of the Company's common stock earned pursuant to the 2013 Awards will vest as to one-third of the shares covered by the award at the time the amount of the award payout is determined (approximately mid-March of the year following the completion of the performance period), and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the corresponding date in March when the amount of the award payout is determined.

  2013 LTIP Awards Granted

        The performance periods, target number of shares of the Company's common stock, target award values, maximum potential number of shares of the Company's common stock, and maximum potential award values that could be earned under the 2013 Awards by the Named Executive Officers were as follows:

Named Executive Officer	Performance Period (years)	Target Number of Shares	Target Award Value	Maximum Potential Number of Shares	Maximum Potential Award Value
Mr. Millett	Three	32,564	$465,000	65,127	$930,000
	Two	32,564	465,000	65,127	930,000
	One	32,564	465,000	65,127	930,000
Ms. Wagler	Three	16,982	242,500	33,964	485,000
	Two	16,982	242,500	33,964	485,000
	One	16,982	242,500	33,964	485,000
Mr. Rinn	Three	15,757	225,000	31,513	450,000
	Two	15,757	225,000	31,513	450,000
	One	15,757	225,000	31,513	450,000
Mr. Teets	Three	21,359	305,000	42,718	610,000
	Two	21,359	305,000	42,718	610,000
	One	21,359	305,000	42,718	610,000

  2013 LTIP Awards Earned

        The number of shares of the Company's common stock earned with respect to the 2013 Award with a one-year performance period was determined in March 2014. As a result of the Company's performance in each of the four areas of performance measured relative to the performance of the steel sector competitors, as shown in the table below, the award payout was calculated to be 95% of the maximum potential number of shares granted. This resulted in 61,871 shares earned by Mr. Millett, 32,266 shares earned by Ms. Wagler, 29,938 shares earned by Mr. Rinn and 40,583 shares earned by Mr. Teets. One-third of these earned shares vested immediately with the remaining two-thirds of the earned shares to vest in equal installments on the first and second anniversaries of the March 2014 award determination date, subject to the continued employment of each Named Executive Officer.

Performance Measure	Ranking (out of 8)	Percentile Ranking	Performance Award as a Percentage of Target Number of Shares (Maximum of 25% per Performance Measure)
Revenue Growth	Second	86%	25%
Operating Margin	Second	86%	25%
Return on Invested Capital	Fourth	57%	21%
Return on Equity	Third	71%	24%

			95%

  Outstanding 2013 LTIP Awards

        The 2013 Award with the two-year performance period remains outstanding with the number of shares, if any, to be earned with respect to the award to be determined in March 2015 after the end of the performance period on December 31, 2014. The 2013 Award with the three-year performance period also remains outstanding with the number of shares, if any, to be earned with respect to the award to be determined in March 2016 after the end of the performance period on December 31, 2015. Shares earned, if any, with respect to these outstanding awards will vest as to one-third of the earned shares at the time the award payout is determined, and as to the remaining two-thirds of the earned shares in equal installments on the first and second anniversaries of the corresponding award determination date, subject to the continued employment of each Named Executive Officer.

        The equity awards granted to the Named Executive Officers during 2013 are set forth in the 2013 Summary Compensation Table and the 2013 Grants of Plan-Based Awards Table following this Compensation Discussion and Analysis.

  Other Equity Compensation

        The Company, since its inception, has provided regular equity-based grants, at prescribed award levels, to all full-time, non-union, U.S. employees, including Named Executive Officers. In November 2013, eligible employees were granted an annual RSU award for shares of the Company's common stock, which are subject to a two-year time-based vesting requirement, which commences on the date of grant.

        The Compensation Committee carefully monitors economic conditions to ensure that we have adequate number of shares of the Company's common stock from which to grant these annual equity awards before determining the percentage at which to grant RSU awards to eligible employees. For 2013, the Compensation Committee, after having granted equity awards at 75% of each eligible employee's award level for the prior three years, granted RSU awards at 100% of each eligible employee's award level. Accordingly, Mr. Millett was eligible to receive an RSU award at an assigned award level of $87,000 and Ms. Wagler, Messrs. Rinn Teets were eligible to receive RSU awards at an assigned award level of $69,600.

        The grant date fair value of these RSU awards granted to the Named Executive Officers in 2013 was as follows:

Named Executive Officer	Grant Date Fair Value of Annual Grant
Mr. Millett	$82,958
Ms. Wagler	66,370
Mr. Rinn	66,370
Mr. Teets	67,988

        The equity awards granted to the Named Executive Officers during 2013 are set forth in the 2013 Summary Compensation Table and the 2013 Grants of Plan-Based Awards Table following this Compensation Discussion and Analysis.

  Welfare and Other Benefits

        The welfare benefits received by our executive officers, including the Named Executive Officers, include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. These benefits are provided on the same general terms as to all of our full-time employees. In 2013, the Company paid the premiums associated with term life insurance for Messrs. Millett and Teets with a benefit amount equal to $900,000.

        Perquisites or other personal benefits are not a significant component of our executive compensation program. From time to time, we have provided limited perquisites, including personal use of corporate aircraft, to certain Named Executive Officers.

  Profit-Sharing and Retirement Savings Plan

        We have established a Profit Sharing and Retirement Savings Plan for eligible employees, including the Named Executive Officers, which is a "qualified plan" for federal income tax purposes. For 2013, under the plan, we allocated to eligible plan participants $23.1 million based on our pre-tax income (the "profit-sharing pool"). The profit-sharing pool consists of 8% of the Company's consolidated pretax earnings. The profit-sharing pool is used to fund the plan, as well as a separate cash profit sharing bonus that may be paid to employees in March of the following year. For 2013, the amounts allocated to each of the Named Executive Officers, based on the profit-sharing pool and the cash profit sharing bonus, was $15,746.

        We also allow employees to contribute on a pre-tax and after-tax basis up to 70% of their eligible compensation to the plan, but "highly compensated employees" (as defined for federal income tax purposes) were limited to a 10% contribution during 2013. We match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. For 2013, the amounts we contributed to the Named Executive Officers, based upon the Company's match of his or her individual contributions, ranged from $875 to $1,150, including a match of $875 to Mr. Millett.

  Payments on Termination of Employment

  Termination Unrelated to Change in Control

        Even though we do not currently have written employment agreements with the Named Executive Officers, we have operated under an informal policy that presumes an initial two calendar year term of employment, at the applicable base salary rate. Pursuant to this policy, absent an actual termination of employment or the delivery of a notice of non-renewal by the Company on or before October 1 of a given year (at which time he or she would still have 15 months remaining of his or her employment term), that individual's employment term, at his or her then current annual base salary, would be deemed to have been extended for one additional calendar year.

        Under this policy, employment is "at will", and we may terminate the employment of a Named Executive Officer or give notice of non-renewal without regard to cause. If termination of employment or a notice of non-renewal occurs or is delivered prior to October 1, that individual's term of employment will extend only to the end of the calendar year following the then current year. If neither termination of employment occurs nor a notice of non-renewal is delivered by October 1, that individual's term of employment will extend to the end of the second calendar year following that October 1. Depending upon when, during the calendar year, a termination of employment or notice of non-renewal occurs, if at all, the Named Executive Officer may have a guaranteed remaining employment term, at his or her current annual base salary, of not less than 15 months nor more than 27 months.

  Termination Related to Change in Control

        During 2012, we adopted the Change in Control Protection Plan ("CIC Plan"), which is applicable to the Named Executive Officers. The CIC Plan provides for specified payments and benefits in the event of a change in control of the Company, accompanied by an involuntary termination of employment, without "cause" by the Company, or for "good reason" by the executive officer, within the period of six months prior to or 24 months following the change in control. For purposes of the CIC Plan, the terms "change in control," "cause," and "good reason" are defined in the plan.

        The payments and benefits provided under the CIC Plan are intended to ensure that in the event of a proposed change in control of the Company, our senior executive officers remain focused upon the pending transaction. The Board believes that providing our senior executive officers with transitional compensation protection if their employment ends as a result of a change in control encourages them to act in the best interests of the Company and our stockholders by eliminating personal concerns and uncertainties he or she might otherwise have concerning his or her future employment. The Board further believes that these payments and benefits offer a fair reward for hard work and value creation, assist in retaining our senior executive officers during a time of transition and provide incentives for them to remain with the Company during periods of uncertainty.

        For a summary of the material terms and conditions of the CIC Plan, as well as an estimate of the potential payments and benefits payable to the Named Executive Officers under the CIC Plan, see "Potential Payments Upon Termination or Change in Control" below.

Other Compensation Policies

  Equity Award Grant Policy

        The Company's equity compensation programs employ a pre-established schedule for purposes of determining the price of the Company's common stock to be used in the determination of equity awards. The Company's RSU awards for all eligible employees are granted on November 21st of each year using the closing market price of the Company's common stock on the last business day prior to this date. The number of shares of the Company's common stock subject to LTIP awards for eligible Named Executive Officers are determined using the closing market price of the Company's common stock as of the close of business on the first day of the performance period (i.e. for the 2013 Awards January 1). The Company's DSU awards are determined using the closing market price of the Company's common stock on the last business day immediately preceding June 1. Restricted stock issuable to executive officers under the 2013 Plan, if any, is determined based on closing market price of the Company's common stock on the last business day immediately preceding February 1.

        In addition, the 2006 Plan prohibits the Compensation Committee from repricing or otherwise reducing the exercise price of outstanding stock options granted or canceling any previously-granted stock options and granting new options to the same optionee at a lower exercise price, without first obtaining stockholder approval.

  Compensation Recovery Policy

        The Company has a "Policy on Recoupment of Incentive-Based Executive Bonuses In the Event of Certain Restatements." Under this policy, in the event that the Company is required to restate its financial results, whether based upon fraud or other financial misconduct by an executive officer or any other misstatement, and in the further event that any bonus or incentive-based compensation is found to have been based, in whole or in part, upon the previous financial results, the Company, upon the advice and recommendation of the Compensation Committee and after taking into account all applicable factors, is required to take such action as it deems appropriate to recoup from and require reimbursement of any bonus or incentive compensation awarded, paid or otherwise payable to the executive officer, to the extent that the amount was affected by the restatement. The recoupment must be initiated within three years following the restatement, and the amount subject to recoupment is limited to the difference between the amount of the bonus or incentive compensation actually awarded, paid or payable to the executive officer and the amount that would have been awarded, paid or payable to that person has the financial results been appropriately reported.

        This policy (a) applies to any executive officer, including a Named Executive Officer, covered by and eligible to receive bonus or incentive compensation under any Company plan or program that awards such compensation based, in whole or in part, on Company-wide, divisional or plant-level earnings results, and (b) will be deemed incorporated into and made a part of the terms and conditions of employment applicable to each covered executive officer.

  Equity Ownership Policy for Named Executive Officers

        We maintain an equity ownership policy for the Named Executives Officers. Under this policy, our Chief Executive Officer, Mr. Millett, is required to own and hold shares of the Company's common stock having a value no less than five times his base salary, our Executive Vice President and Chief Financial Officer, Ms. Wagler, is required to own and hold shares of the Company's common stock having a value no less than three times her base salary, and our two other Executive Vice Presidents, Messrs. Teets and Rinn, are each required to own and hold shares of the Company's common stock having a value no less than two and one-half times his base salary. The Compensation Committee reviews compliance with the policy annually and requires that the specific ownership levels be met within five years of becoming a Named Executive Officer. As of the date of this Proxy Statement, we believe that each of the Named Executive Officers had met his or her specific ownership level, except for Mr. Rinn, who began employment with us in July 2011. We believe that Mr. Rinn will satisfy his specified ownership level within the required five year period.

  Policy Regarding Hedging, Options or Other Short-Term Trading and Pledging of Company Shares

        Pursuant to Steel Dynamics' Policy Regarding Insider Trading and Certain Prohibited Transactions, Section IV provides that directors and executive officers may neither engage in any short-term trading in or short-selling of shares of the Company's common stock, nor may they purchase, sell or otherwise trade in any publicly traded or other options with respect to the Company's common stock. In addition, they are prohibited from engaging in any hedging transactions or similar monetizing activities involving shares of the Company's common stock. The Policy also prohibits the acquisition or maintenance of the Company's shares in a brokerage margin account. Subject to a limited exception, however, set forth in the Policy, including pre-approval by the Audit Committee under strict guidelines, the Policy also prohibits the use of Company shares as collateral to secure a loan. Any shares noted as pledged in a footnote to the Security Ownership of Directors and Executive Officers Table, if any, represent an exception that has been previously approved by the Audit Committee.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and its three other most highly compensated executive officers (other than its chief financial officer). Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options or vested RSUs granted under a stockholder-approved plan such as the 2006 Plan generally will be deductible, so long as the options are granted by a committee whose members are non-employee independent directors and certain other conditions are satisfied.

        The Compensation Committee, where reasonably practicable, seeks to qualify the compensation paid to our covered executive officers for the "performance-based compensation" exemption from the deductibility limit (unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or otherwise are determined not to be in the best interests of our Company). As such, in approving the amount and form of compensation for our executive officers, we consider all elements of the cost to us and to the recipient of providing such compensation, including the potential impact of Section 162(m).

        The Compensation Committee, in its judgment, may authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that the benefits of such compensation outweigh the loss of the tax deduction and/or such compensation is appropriate to attract and retain executive talent. Moreover, the Compensation Committee's approval of the various compensation payments and awards described herein, including those pertaining to 2013 compensation, reflect the Compensation Committee's judgment that these payments and awards are in the best interest of the Company and its stockholders in order to attract and retain its executive officers even if such amounts are not deductible as a result of the application of the Section 162(m) deduction limit.

  Accounting for Stock-Based Compensation

        We follow the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("ASC 718") for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for his or her award.

COMPENSATION
TABLES

 2013 Summary Compensation Table

        The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the Named Executive Officers for the years ended December 31, 2013, 2012 and 2011.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus(1) (d)	Stock Awards(2) (e)	Option Awards(3) (f)	Non-Equity Incentive Plan Compensation(4) (g)	All Other Compensation(5) (i)	Totals(6) (j)
Mark D. Millett	2013	$930,000	$—	$1,477,958	$—	$864,516	$18,518	$3,290,992
President and Chief	2012	830,000	—	476,186	—	628,812	17,719	1,952,717
Executive Officer	2011	632,341	—	566,640	46,049	1,593,750	27,906	2,866,686
Theresa E. Wagler	2013	485,000	—	793,870	—	450,850	16,939	1,746,659
Executive Vice President	2012	460,000	—	278,946	—	348,498	16,173	1,103,617
and Chief Financial Officer	2011	420,000	—	420,011	46,049	1,050,000	26,347	1,962,407
Richard P. Teets, Jr.	2013	610,000	—	982,988	—	1,009,424	19,750	2,622,162
Executive Vice President for	2012	590,000	—	343,946	—	884,293	19,091	1,837,330
Steelmaking, President and	2011	560,000	—	481,610	46,049	1,400,000	28,315	2,515,974
Chief Operating Officer of Steel Operations
Russell B. Rinn (hired July 2011)	2013	450,000	—	741,370	—	610,782	17,208	1,819,360
Executive Vice President	2012	425,000	—	261,446	—	510,553	29,851	1,226,850
for Metals Recycling, and	2011	182,540	—	61,679	22,117	416,667	—	683,003
President and Chief Operating
Officer of OmniSource
Corporation
Gary E. Heasley	2013	150,302	—	—	—	—	743,668	893,970
Formerly Executive Vice	2012	360,000	120,600	48,946	—	136,369	16,184	682,099
President for Business	2011	350,000	—	—	46,049	612,500	26,356	1,034,905
Development and President of
New Millennium Building Systems

(1)
The amounts reported in this column represent a discretionary bonus paid to Mr. Heasley in 2012.

(2)
The amounts reported in this column for 2013 include the grant date fair value of the performance share awards granted pursuant to the LTIP and the grant date fair value of the RSUs granted under the 2006 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2013 performance share awards are based on the probable outcome at the grant date which we estimated to be 50% of the maximum award values for each of the three awards, which were $930,000 in the case of Mr. Millett, $485,000 in the case of Ms. Wagler, $610,000 in the case of Mr. Teets, and $450,000 in the case of Mr. Rinn. The amounts reported in this column for 2012 include the grant date fair value of the performance share awards granted pursuant to the LTIP and the grant date fair value of the RSUs granted under the 2006 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2012 performance share awards were based on the probable outcome at the grant date which we estimated to be 50% of the maximum award values, which were $830,000 in the case of Mr. Millett, $460,000 in the case of Ms. Wagler, $590,000 in the case of Mr. Teets, and $425,000 in the case of Mr. Rinn. The amounts reported in this column for 2011 reflect the grant date fair value of the restricted stock awards granted under the 2008 Executive Incentive Plan (which expired February 28, 2013) as part of annual incentive compensation, excluding the effect of estimated forfeitures. Our methodology and rationale for the incentive compensation paid to the Named Executive Officers is described in the Annual Incentive Compensation and Long-Term Incentive Compensation sections of the Compensation Discussion and Analysis. For a discussion of the assumptions, if any, used in determining the grant date fair value of the stock awards reported in this column, see Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 3, 2014 under Equity-Based Incentive Plans.

(3)
The amounts reported in this column reflect the grant date fair value of the semi-annual stock options granted under the 2006 Plan prior to 2012. For a discussion of the assumptions used in determining the grant date fair value of the stock options reported in this column, see Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 3, 2014 under Equity-Based Incentive Plans.

(4)
For 2013, the amounts reported in this column include the amounts paid to the Named Executive Officers under the 2013 Plan as part of the Company's annual incentive compensation. For 2012 and 2011, the amounts reported in this column include the amounts paid to the Named Executive Officers under the 2008 Executive Incentive Plan (which expired February 28, 2013) as part of the Company's annual incentive compensation. The amounts were paid for services performed during the indicated fiscal year, but paid in the subsequent fiscal year. Our methodology and rationale for the annual incentive compensation paid to the Named Executive Officers is described in the Annual Incentive Compensation section of the Compensation Discussion and Analysis.

(5)
The amounts reported in this column include perquisites and other personal reimbursements, tax reimbursements, insurance premiums, and Company matching and profit sharing contributions to the Company's Profit Sharing and Retirement Savings Plan. The amounts reported in this column also include the cash portion of the profit sharing allocation made pursuant to the Company's Profit Sharing and Retirement Savings Plan paid in March for services performed during the previous fiscal year. In addition, in the case of Mr. Heasley, the amounts reported in 2013 include a cash payment of 24 months of salary in the amount of $720,000 in connection with his severance agreement in May 2013.

(6)
Column (h), the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, has been omitted as none of the Named Executive Officers received any such compensation during any of the covered fiscal years.

 All Other Compensation Table (Detail of Summary Compensation, Column (i))

Name	Year	Perquisites and Other Personal Benefits(1)	Tax Reimbursements(2)	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans(3)	Total
Mark D. Millett	2013	$—	$55	$1,530	$13,784	$15,369
	2012	—	19	1,530	11,817	13,366
	2011	—	9	1,530	13,628	15,167
Theresa E. Wagler	2013	—	6	—	13,784	13,790
	2012	—	—	—	11,820	11,820
	2011	—	—	—	13,608	13,608
Richard P. Teets, Jr.	2013	—	—	2,542	14,059	16,601
	2012	—	—	2,542	12,196	14,738
	2011	—	55	1,530	13,991	15,576
Russell B. Rinn	2013	—	—	—	14,059	14,059
	2012	13,613	264	—	11,621	25,498
	2011	—	—	—	—	—
Gary E. Heasley	2013	—	2,134	4,601	13,784	20,519
	2012	—	10	—	11,821	11,831
	2011	—	9	—	13,608	13,617

(1)
The amount reported in this column represents the costs related to Mr. Rinn's relocation to Fort Wayne, Indiana.

(2)
The amounts reported in this column represent the actual Medicare tax gross-up related to the taxable income imputed as a result of a Named Executive Officer's perquisites and other personal benefits.

(3)
The amounts reported in this column represent the Company's matching contributions paid on Section 401(k) deferrals, amounts accrued as profit sharing contributions and profit sharing forfeitures attributed to each Named Executive Officer.

2013 Grants of Plan-Based Awards Table

        The following table presents, for each of the Named Executive Officers, information concerning each plan-based award of cash or equity made during 2013. This information supplements the information about these awards, set forth in the Summary Compensation Table.

									All Other Stock Awards: Number of shares of stock or units (i)
			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
										Grant Date Fair Value of Stock Awards(l)
Name (a)	Award Type	Grant Date (b)	Threshold (c)	Target(1) (d)	Maximum (e)	Threshold (f)	Target(2) (g)	Maximum (h)
Mark D. Millett	2013 Plan		$0	$1,627,500	$3,255,000
	Profit Sharing			3,149
	LTIP	02/21/2013				0	32,564	65,127		$465,000
	LTIP	02/21/2013				0	32,564	65,127		465,000
	LTIP	02/21/2013				0	32,564	65,127		465,000
	Annual RSU	11/21/2013							4,596	82,958
Theresa E. Wagler	2013 Plan		0	848,750	1,697,500
	Profit Sharing			3,149
	LTIP	02/21/2013				0	16,982	33,964		242,500
	LTIP	02/21/2013				0	16,982	33,964		242,500
	LTIP	02/21/2013				0	16,982	33,964		242,500
	Annual RSU	11/21/2013							3,677	66,370
Richard P. Teets, Jr.	2013 Plan		0	1,067,500	2,135,000
	Profit Sharing			3,149
	LTIP	02/21/2013				0	21,359	42,718		305,000
	LTIP	02/21/2013				0	21,359	42,718		305,000
	LTIP	02/21/2013				0	21,359	42,718		305,000
	Annual RSU	11/21/2013							3,677	67,988
Russell B. Rinn	2013 Plan		0	787,500	1,575,000
	Profit Sharing			3,149
	LTIP	02/21/2013				0	15,757	31,513		225,000
	LTIP	02/21/2013				0	15,757	31,513		225,000
	LTIP	02/21/2013				0	15,757	31,513		225,000
	Annual RSU	11/21/2013							3,677	66,370
Gary E. Heasley	2013 Plan		0	630,000	1,260,000
	Profit Sharing			3,149

(1)
The amounts reported in this column reflect the targeted annual incentive compensation for 2013 pursuant to the 2013 Plan which are not awarded or paid until February 2014 as well as the cash portion of the Company's Profit Sharing and Retirement Savings plan.

(2)
The amounts reported in this column reflect the targeted long-term incentive compensation granted pursuant to the LTIP in the form of performance share awards for shares of the Company's common stock. The 2013 performance share awards were granted with separate performance periods of one, two and three years. These shares vest as follows: one third of the shares covered by the award vest at the time of the amount of the award payout is determined, and as to the remaining two thirds, vest in equal installments on the first and second anniversaries of the corresponding date when the amount of the award payout is determined. The amounts reported in the Grant Date Fair Value of Stock Awards column in the same row reflect the grant date fair value of the afore-mentioned performance share awards.

 2013 Outstanding Equity Awards at Fiscal Year-End Table

        The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and other equity awards held as of December 31, 2013. The market value of the shares of the Company's common stock reflected in the table is based upon the market price per share on the last trading day of 2013 (which was $19.54).

	Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (b)	Option Exercise Price (e)	Option Expiration Date (f)	Grant Date	Number of shares or units of stock that have not vested (#)(2) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(3) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Mark D. Millett	05/21/09	2,841	14.08	5/21/2014	02/01/12	11,842	$231,393
	11/21/09	2,477	16.15	11/21/2014	08/15/12	22,875	446,978
	05/21/10	4,422	13.57	5/21/2015	11/21/12	5,159	100,807
	11/21/10	3,739	16.05	11/21/2015	02/21/13	41,247	805,966
	05/21/11	3,561	16.85	5/21/2016	02/21/13			32,564	$636,301
	11/21/11	4,785	12.54	11/21/2016	02/21/13			32,564	636,301
					11/21/13	4,596	89,806
Theresa E. Wagler	05/21/09	2,841	14.08	5/21/2014	02/01/12	8,777	171,503
	11/21/09	2,477	16.15	11/21/2014	08/15/12	12,678	247,728
	05/21/10	4,422	13.57	5/21/2015	11/21/12	4,127	80,642
	11/21/10	3,739	16.05	11/21/2015	02/21/13	21,510	420,305
	05/21/11	3,561	16.85	5/21/2016	02/21/13			16,982	331,828
	11/21/11	4,785	12.54	11/21/2016	02/21/13			16,982	331,828
					11/21/13	3,677	71,849
Richard P. Teets, Jr.	05/21/09	2,841	14.08	5/21/2014	02/01/12	10,065	196,670
	11/21/09	2,477	16.15	11/21/2014	08/15/12	16,260	317,720
	05/21/10	4,422	13.57	5/21/2015	11/21/12	4,127	80,642
	11/21/10	3,739	16.05	11/21/2015	02/21/13	27,055	528,655
	05/21/11	3,561	16.85	5/21/2016	02/21/13			21,359	417,355
	11/21/11	4,785	12.54	11/21/2016	02/21/13			21,359	417,355
					11/21/13	3,677	71,849
Russell B. Rinn	11/21/11	4,785	12.54	11/21/2016	02/01/12	1,289	25,187
					08/15/12	11,713	228,872
					11/21/12	4,127	80,642
					02/21/13	19,958	389,979
					02/21/13			15,757	307,892
					02/21/13			15,757	307,982
					11/21/13	3,677	71,849
Gary E. Heasley	—	—	—	—	—	—	—	—	—

(1)
The amounts reported in this column reflect the number of shares of the Company's common stock covered by the automatic semi-annual stock option grants on May 21 and November 21 from 2008 through 2011, under the 2006 Plan.

(2)
The amounts reported in this column awarded on February 1, 2012 reflect the number of shares of restricted stock awarded for 2011 pursuant to the 2008 Executive Incentive Plan (which expired February 28, 2013) of which the shares of the Company's common stock awarded remain subject to a vesting requirement of one month. The amounts reported in this column awarded on August 15, 2012 reflect the number of shares of restricted stock awarded for 2012 pursuant to the LTIP, of which half of the shares of the Company's common stock remain subject to a vesting requirement of two months and half of the shares of the Company's common stock remain subject to a vesting requirement of one year. The amounts reported in this column awarded on November 21, 2012 reflect the RSUs for 2012 pursuant to the 2006 Plan which remain subject to a one-year vesting requirement. The amounts reported in this column awarded on February 21, 2013 reflect the number of shares of restricted stock awarded for 2013 pursuant to the LTIP, of which half of the shares of the Company's common stock remain subject to a vesting requirement of one year and half of the shares of the Company's common stock remain subject to a vesting requirement of two years. The amounts reported in this column awarded on November 21, 2013 reflect the RSUs for 2013 pursuant to the 2006 Plan which remain subject to a two-year vesting requirement.

(3)
The amounts reported in this column reflect the target number of shares pursuant to the LTIP with initial performance periods of two and three years.

2013 Option Exercises and Stock Vested Table

        The following table sets forth the number of shares of the Company's common stock and the corresponding value realized during 2013 with respect to stock options that were exercised and restricted stock awards that vested during the year for each Named Executive Officer.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (c)(1)	Number of Shares Acquired on Vesting (#) (d)(2)	Value Realized on Vesting (e)(3)
Mark D. Millett	15,297	$214,770	32,466	$545,368
Theresa E. Wagler	15,297	214,770	19,534	324,002
Richard P. Teets, Jr.	15,297	202,379	23,593	392,670
Russell B. Rinn	—	—	11,269	196,351
Gary E. Heasley	27,345	179,181	4,127	62,111

(1)
Amounts shown represent the number of shares acquired on exercise of option awards during 2013, multiplied by the difference between the price of our Company's common stock on the exercise date at the time each individual executed and the exercise price for each option.

(2)
Reflects restricted stock awards that vested during 2013.

(3)
Amounts shown represent the number of shares of restricted stock that vested on dates during 2013 multiplied by the closing price of our Company's common stock on the date prior to each corresponding vesting date.

2013 Pension Benefits Table

        We did not sponsor any defined benefit pension or other actuarial plan for the Named Executive Officers during 2013.

2013 Nonqualified Deferred Compensation Table

        We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for the Named Executive Officers during 2013.

Potential Payments Upon Termination or Change in Control

  Termination Unrelated to Change in Control

        We operate under an informal policy that presumes an initial calendar year two year term of employment for our Named Executive Officers, at that individual's then-current annual base salary. Pursuant to this policy, absent the delivery of a notice of non-renewal, by October 1 of a given year (at which time he or she would have still have 15 months remaining of his or her original employment term), that individual's term of employment, at his or her then-current annual base salary, would be deemed extended for one additional calendar year. A timely notice of non-renewal may be delivered with or without cause.

  Termination Related to Change in Control

        During 2012, the Company adopted the CIC Plan, which is applicable to the Named Executive Officers. The CIC Plan provides for specified payments and benefits in the event of a "Change in Control," accompanied by an involuntary termination of employment, without "Cause" by the Company, or for "Good Reason" by the Named Executive Officer, within the period of six months prior to or 24 months following the Change in Control. For purposes of the CIC Plan, the key defined terms are as follows:

  •
  "Change in Control" means (a) the acquisition of stock ownership of more than 50% of the total voting power, (b) a merger or consolidation in which the Company is not the surviving entity, subject to certain limited conditions, (c) a reverse merger (where the Company is the surviving entity, subject to certain limited conditions), or (d) the sale, transfer or disposition (other than to one or more subsidiaries of the Company) of all or substantially all of the assets of the Company.

  •
  "Cause" means (a) gross negligence or willful misconduct; (b) a willful and material violation of a state or federal law, which, if publicly known, would injure the Company's business or reputation; (c) a refusal or willful failure to comply with any specific lawful direction, order, policy or procedure; (d) conviction (or the entry of a nolo contendere plea) of a felony, or of a misdemeanor that would have a material adverse effect on the Company's goodwill or commercial relationships, or (e) the substantial and continuing willful refusal, post-transaction, to perform duties ordinarily performed by an employee in the same position, pre-transaction.

  •
  "Good Reason" means a resignation, associated with a Change in Control, within 30 days following any of the following events: (a) a significant reduction, post-transaction, in the executive officer's pre-transaction duties, authority, responsibilities, or reporting relationships (other than the mere occurrence, as such, of the Change in Control event itself), or the continued assignment, after due notice of objection, to that executive officer of such reduced duties, authority, responsibilities or reporting relationships.

        The payments and benefits that the Named Executive Officers are eligible to receive are as follows:

  •
  Acceleration in full, so as to become immediately and completely vested, or acceleration of any applicable deferred settlement dates (subject in all cases to applicable holding periods) of any and all unvested stock options, RSU awards, performance share awards, or any other equity-based securities or similar incentives.

  •
  In the case of our Chief Executive Officer, currently the only "Tier One" executive officer designated by the Compensation Committee, a lump sum cash payment equal to two times his highest base salary in effect as of the termination date, plus two times the greater of his target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Company's annual bonus plan. In the case of the other Named Executive Officers, currently designated "Tier Two" executive officers, a lump sum cash payment equal to one and one-half times his or her highest base salary in effect as of the termination date, plus one and one-half times the greater of his or her target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Company's annual bonus plan.

    In the case of both Tier One and Tier Two executive officers, the amount so payable is less any amounts to which that individual may otherwise be entitled under any statutory or Company long-term or short-term disability plan, or by reason of any other plans, policies or practices of the Company that, if and to the extent triggered and implemented, would result in benefit payments, on the occasion of a termination of employment without cause, unrelated to a Change in Control event.

  •
  If the Named Executive Officer elects benefits continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 following termination of employment, payment of the full cost of such benefits (either directly to the executive officer or to the appropriate carrier or administrator at the Company's election) for the lesser of (a) 24 months or (b) until such time as he or she becomes eligible for reasonably comparable health care benefits from a subsequent employer.

Potential Payments Upon Termination or Change in Control Table

        The following table sets forth the estimated payments and benefits that we would have been required to make if the employment of any of the Named Executive Officers were to have been terminated on December 31, 2013, without cause, under the various triggering events described in the prior paragraphs.

Name	Benefit	Termination without Cause or for Good Reason(1)	Death(2)	Change in Control(3)
Mark D. Millett	Lump sum cash payment	$1,860,000	$—	$3,720,000
	Accelerated vesting of unvested equity awards		2,947,550	2,947,550
	Continuation of health care benefits			26,713
Theresa E. Wagler	Lump sum cash payment	970,000	—	1,455,000
	Accelerated vesting of unvested equity awards		1,655,683	1,655,683
	Continuation of health care benefits			8,623
Richard P. Teets, Jr.	Lump sum cash payment	1,220,000	—	2,335,288
	Accelerated vesting of unvested equity awards		2,030,245	2,030,245
	Continuation of health care benefits			26,713
Russell B. Rinn	Lump sum cash payment	900,000	—	1,516,001
	Accelerated vesting of unvested equity awards		1,412,312	1,412,312
	Continuation of health care benefits			18,837

(1)
The amounts reported in this column assume a remaining employment term of 24 months, at the individual's then-current annual base salary. Depending upon the date of notice of non-renewal or termination, however, the actual remaining employment term could be as short as 15 or as long as 27 months.

(2)
The Named Executive Officers participate in the group term life insurance program with cash benefits expected to be equal to two times base salary. A portion of the aggregate death benefits is currently self-funded by the Company.

(3)
In the case of our Chief Executive Officer, a lump sum cash payment equal to two times his highest base salary in effect as of the termination date, plus two times the greater of his target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Company's annual bonus plan. In the case of the other Named Executive Officers, a lump sum cash payment equal to one and one-half times his or her highest base salary in effect as of the termination date, plus one and one-half times the greater of his or her target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Company's annual bonus plan. Additionally, the accelerated vesting of unvested equity awards' amount assumes that the Company has performed at target on for all granted LTIP awards and that all additional vesting conditions have been fully met.

Proposal No. 3
Renew and Approve the Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan

        The following summary description of the Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan (the "2014 Plan") is qualified in its entirety by reference to the actual text of the 2014 Plan, which is attached to this Proxy Statement as Annex A. In the event of any discrepancy, the terms of the actual 2014 Plan will govern.

        The 2014 Plan is designed to replace our stockholder approved 2004 Employee Stock Purchase Plan (the "Expiring Plan"). The 2014 Plan is virtually the same plan as the Expiring Plan, with only minor variance, which we are asking our stockholders to now reapprove and extend to replace our currently existing and previously stockholder approved Expiring Plan.

        Our Board of Directors has approved the 2014 Plan applicable to the employees of Steel Dynamics, Inc. and its "Participating Affiliates," effective on the first day of the calendar month next following the date on which the 2014 Plan is approved by stockholders, or July 1, 2014, whichever is later. The purpose of the 2014 Plan is to provide a convenient way for "Eligible Employees" (regular full-time employees whose customary employment is at least 30 hours per week and 1,000 hours annually, and have completed 30 days of "Service"), to purchase shares of the Company's common stock, in the open market through a "Designated Broker" and at fair market value, through regular payroll deductions. The 2014 Plan is voluntary on the part of the employee, and an employee who wishes to become a "Participant" under the 2014 Plan may elect to participate by executing and approving a prescribed payroll deduction authorization, as well as various other 2014 Plan documents and new account documents supplied by the brokerage firm we have appointed as the "Designated Broker" under the 2014 Plan. By enrolling, the Participant authorizes prescribed amounts he or she has specified to be deducted from his or her compensation and, together with certain "matching" contributions by Steel Dynamics or its Participating Affiliate, these amounts are paid over to the Designated Broker and used for open market purchases of our common stock for the Participant's personal account. "Service," as defined by the 2014 Plan, means continuous uninterrupted employment by Steel Dynamics or one or more of its Participating Affiliates, subject to certain conditions.

        All Participants under the 2014 Plan have the same rights and privileges, except that no employee may participate under the 2014 Plan if that employee, immediately after a payroll deduction and/or after a matching contribution has been made, owns stock in excess of 5% of the Company's common stock, determined under the rules prescribed pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended. The minimum payroll deduction for Participants with weekly pay periods is $10, and for Participants with monthly pay periods is $40, and the maximum payroll deduction for Participants with weekly pay periods is $200, or for Participants with monthly pay periods is $860. Once a Participant has instructed the Company to withhold a specified amount per pay period, that Participant, under rules prescribed by the Compensation Committee from time to time, may increase or decrease the payroll deduction authorization by multiples of $10, within the limits of the minimum and maximum amounts. The maximum allowable payroll deduction, exclusive of any matching contributions by the Company, may not exceed $10,400 in any calendar year. The Compensation Committee, however, may increase the maximum amounts of allowable payroll deductions, up to an increase of 25% over the maximums set forth in the 2014 Plan, without such increase being considered a material 2014 Plan amendment requiring stockholder approval.

        Each Participant under the 2014 Plan shall be entitled to "Company Matching Contributions" on the amount of that Participant's payroll deductions, and that matching contribution, as currently agreed, will be equal to 10% of the Participant's payroll deduction. The Compensation Committee has the authority to increase the maximum amount by up to 25% above the prescribed maximums otherwise applicable. The Company's Board of Directors, on the recommendation of the Compensation Committee and without the necessity of any further approval by stockholders, may increase or decrease the amount of the Company Matching Contribution, in increments of 1%, within a range of a minimum of 5% to a maximum of 15% of the Participant's payroll deduction amount. The Company must remit the funds deducted from a Participant's compensation, together with any matching contributions, to the Designated Broker no less frequently than monthly. No interest is payable by the Company or any Affiliate to or on behalf of any Participant on account of any amounts withheld from a Participant's compensation prior to the time it is remitted to the Designated Broker.

        A Participant, on a limited basis, may suspend his or her contributions under the 2014 Plan, without being deemed to have withdrawn from or terminated his or her participation under the 2014 Plan, and a Participant on an unpaid leave of absence will be deemed to have suspended his or her payroll deduction authorization during the time of such leave. If a Participant has not resumed voluntary contributions within 12 months after the commencement of a suspension period, the Participant shall be deemed to have withdrawn from the 2014 Plan.

        All accounts maintained by the Designated Broker for each Participant shall be and remain the sole property of the Participant, at all times and for all purposes, from the moment of receipt by the Designated Broker of the amounts contributed by or on behalf of the Participant. The Participant may withdraw shares of common stock or dispose of shares of common stock as and when the Participant may direct. The Designated Broker is required to make reports to each Participant no less frequently than quarterly, specifying the number of shares of common stock, the market value thereof, and any unapplied cash, through the last day of each such period. The Company's Board of Directors, at any time and in its discretion, may alter, amend, suspend or terminate the 2014 Plan or any part thereof, without seeking or obtaining stockholder approval, unless an alteration or amendment, in the opinion of the Company's legal counsel, shall be deemed a "material amendment" within the meaning of NASDAQ Equity Rule 5635(c) or any comparable or replacement rule applicable to the Company.

        The 2014 Plan is not intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(a) of the Internal Revenue Code of 1986, as amended. Under current tax laws, therefore, amounts that are withheld from a Participant's compensation pursuant to a payroll deduction authorization, and used for the purchase of shares of the Company's common stock, will neither be excludable from gross income nor deductible, for federal income tax purposes, by the Participant, and the amount of the matching contribution by the Company, on behalf of a Participant, will be taxable to that Participant, as additional compensation and at ordinary federal and state income tax rates, and deductible, when paid, by the Company.

        The tax treatment to a Participant, based on the Participant's disposition of the shares of common stock held in his or her account with the Designated Broker, or otherwise after distribution by the Designated Broker to the Participant, will depend upon the character of the shares in the hands of the Participant, the Participant's tax basis in the shares, the length of time the shares have been held by the Participant, and other factors that may affect the amount or character of any taxable gain or the ordinary income or capital gains treatment of any such gain or loss. Steel Dynamics makes no representation to any employee or Participant with respect to the tax treatment that will be accorded to the employee or Participant of the Participant's or the Company's contributions for or on behalf of Participant under the 2014 Plan, or with respect to the tax treatment upon disposition of the shares purchased and held in connection with the 2014 Plan. Each employee or Participant should consult with his or her tax adviser with regard to the tax treatment to be accorded to the employee or Participant as a result of participating in the 2014 Plan.

        The Plan does meet the coverage and participation requirements prescribed by Sections 423(b)(3) and 423(b)(5) of the Internal Revenue Code of 1986, as amended, and, therefore, constitutes a "Stock Purchase Plan" within the meaning of Rule 16b-3(c) promulgated by the SEC under the Exchange Act.

        A Participant may withdraw from the 2014 Plan by submitting a notice of cancellation of his or her payroll deduction authorization, under rules prescribed by the Compensation Committee, and, on or after the effective date of withdrawal, no further payroll deductions and no further matching contributions shall be made by or for the Participant. Upon a Participant's termination of service, the Participant will be deemed to have withdrawn from the 2014 Plan.

        The costs of administering the 2014 Plan shall be paid by Steel Dynamics or allocated to and paid by the Participating Affiliates. Brokerage expenses incurred in the purchase, but not the sale, of shares of common stock shall be paid for by the Company or allocated to and paid by a Participating Affiliate.

        A copy of the Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan is attached hereto as Annex A.

The Board recommends a vote FOR renewal and approval of the
Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan.

Equity Compensation Plan Information

        Our stockholders approved the Steel Dynamics, Inc. 2006 Equity Incentive Plan at our annual meeting of stockholders held May 18, 2006, and at our annual meeting of stockholders held May 17, 2012, stockholders approved the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan (2006 Plan). Our stockholders approved the Steel Dynamics, Inc. 2013 Equity Incentive Compensation Plan (2013 Plan) at our annual meeting of stockholders held May 16, 2013. The following table summarizes information about our equity compensation plans at December 31, 2013:

			(c)
	(a)	(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)
Equity compensation plans approved by security holders:
2006 Plan	5,882,727	$14.84	11,988,558
2013 Plan and 2008 Predecessor Plan	98,691	—	2,490,492
Equity compensation plans not approved by security holders	—	—	—

(1)
The weighted average exercise price for the 2006 Plan does not take into account 2,279,643 RSU's, 117,735 DSU's, and 231,646 LTIP's issuable upon expiration of the vesting or deferral periods, which have no exercise price.

Proposal No. 4
Advisory Vote to Approve the Compensation of the Named Executive Officers

        We are asking our stockholders to approve, on an advisory basis, the compensation paid to the Named Executive Officers for 2013, as disclosed in this Proxy Statement pursuant to the requirements of Item 402 of Regulation S-K. This vote, which is sometimes referred to as a "say-on-pay" vote, is required by Section 14A of the Exchange Act. Pursuant to Section 14A, this vote is advisory only, and, accordingly is not binding on the Company or the Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when making future compensation decisions.

        As described in the Compensation Discussion and Analysis set forth in the previous section of this Proxy Statement, although for the first 17 years of the Company's life its executive compensation policies and practices, as expressed in its current annual incentive compensation plan and its predecessors, were primarily driven by its founding entrepreneurial belief that our executive officers should be compensated largely through highly leveraged, shorter-term incentive compensation that is dependent upon annual profitability, an additional and equally important element was added in 2012 with the introduction of the Company's LTIP. The unifying factor, however, between the shorter-term perspective of the 2013 Plan and the long-term perspective of the LTIP is the fact that both reflect a fundamental pay-for-performance underpinning, the cardinal principle informing the Committee's compensation philosophy.

        The differentiating factor between the two performance-based incentive compensation arrangements—that is, one measured by the Company's profits and the other measured by relative performance against the Company's direct steel sector competitors using four distinct financial operating metrics—is that, while critical, overall profitability should not be the sole determinant, especially if overall steel industry market conditions are challenging and, beyond the control of the executives. Such a narrow focus may create a compensation disparity, as it has from time to time with the Company, when measured against how the Company performed in relation to its peers in the same industry. In other words, although the Named Executive Officers have consistently delivered outstanding performance, in good steel industry markets and in poor ones, enabling us to outperform our competitors measured by most operating metrics, the volatile nature of the steel industry, and particularly well-illustrated by the difference in general economic conditions between 2008 and 2009, has resulted from time to time in year-to-year bonus compensation that has averaged well below overall target opportunities and well below overall compensation levels enjoyed by their steel industry and other peers. In large part, these year-over-year fluctuations resulted from the absence of a long-term incentive compensation opportunity. The Compensation Committee believed that the absence of a meaningful long-term incentive compensation program would have an adverse effect on the Company's ability to recruit and retain executive talent, while the presence of such a program would align with the long-term best interests of the Company and its stockholders.

        Therefore, as demonstrated by the balanced mix of both short-term and long-term incentives that are contained in our executive compensation program, our executive compensation policies and practices reflect the following principles:

  •
  base salary should be fixed, payable in cash, and generally be established at or below the median of the competitive market, yet when combined with the potential for above-market, highly-leveraged annual incentive compensation, be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

  •
  annual incentive compensation should be awarded only after Company profits and/or divisional earnings first exceed certain minimum threshold levels established by the Compensation Committee, with such incentive compensation dependent upon additional earnings beyond such minimums, capped, however, at pre-established multiples of base salary;

  •
  subjective, discretionary bonuses, although appropriate under exceptional circumstances, generally should not be used as a regular part of incentive compensation;

  •
  long-term incentive compensation should be performance-based, with the amounts earned measured by how management has performed relative to the Company's industry peers over a multi-year period based on pre-established key financial and other operating metrics;

  •
  total direct compensation across all market conditions should be at least at or above market norms when Company performance so merits but below market norms when that performance lags; and

  •
  reward for exemplary individual effort and performance over time should be expressed primarily through annual increases in the level of base salary.

        The Board believes that our executive compensation program effectively aligns our executive officers' interests with those of our stockholders in the interest of long-term value creation through exemplary performance.

        Accordingly, the Board is requesting your approval, on an advisory basis, of the following resolution:

      "RESOLVED, that the stockholders of Steel Dynamics, Inc. approve, on an advisory basis, the compensation for 2013 paid to the Named Executive Officers, as disclosed in the Proxy Statement for the 2014 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables, and the accompanying narrative set forth on pages 27 to 53 of the Proxy Statement."

The Board of Directors recommends a vote FOR the approval
of the compensation of the Named Executive Officers.

Statement of Policy for the Review, Approval or Ratification
of Transactions with Related Persons

        Related persons transactions are subject to our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons. A copy of this policy is available on our Company's website at www.steeldynamics.com under "Investor Center—Corporate Governance."

        The policy applies to any "Transaction With a Related Person." Under our policy, a "Related Person" is a person who is, or at any time since the beginning of our last fiscal year was a director or executive officer, a nominee to become a director, a stockholder who beneficially owns 5% or more of the Company's common stock, an "Immediate Family Member" (that is, a spouse, child, parent, sibling, or an in-law) of any of the foregoing persons, as well as any entity which is owned or controlled by any of such persons (or of which such person is a general partner or a 5% or greater beneficial owner) or any other person identified by our Audit Committee or our Board as a "Related Person" for purposes of this policy. Once a person has been identified as "Related Person" and if we or any subsidiary is a participant, then if the aggregate amount involved in the transaction exceeds $120,000 and the "Related Person" has a direct or indirect interest (other than simply as a result of being a director or less than a 10% beneficial owner of the entity involved) the transaction must be considered, approved or ratified by the Audit Committee.

        We have established the threshold transactional amount at $120,000, which triggers the review, even though applicable SEC regulations currently set the threshold higher. We have done this so that even smaller Transactions With Related Persons will be reviewed for fairness and appropriateness. Employment of a Related Person in the ordinary course of business consistent with our policies and practices with respect to the employment of non-Related Persons in similar positions (so long as the Related Person is not an executive officer required to be reported in our annual Proxy Statement) is not subject to the policy but are nonetheless disclosed herein. Transactions involving competitive bids are considered pre-approved for purposes of our policy.

        All other transactions subject to our policy must be approved in advance by the Audit Committee, unless our Chief Executive Officer or Chief Financial Officer determines that it is impractical to wait until an Audit Committee meeting. In such event, the Chair of the Audit Committee may review and approve the proposed Related Person transaction but shall then promptly report any such approval to the full Audit Committee. All material facts respecting the Related Person transaction must be disclosed to the Audit Committee. In the event that we become aware of a Related Person transaction that has not been approved prior to its consummation, the matter must then still be reviewed by the Audit Committee, which will then review all relevant facts and circumstances, shall evaluate all available options (including ratification, revision or termination of the transaction), and shall take such course of action as it deems appropriate.

        In reviewing any Related Person transaction, the Audit Committee must consider the proposed benefits to the Company, the availability of other sources of comparable products or services, an assessment of whether the proposed transaction is at least on terms comparable to the terms available to an unrelated third party or to employees generally, and must then determine that the transaction is fair and reasonable to the Company.

 Certain Relationships and Related Party Transactions

        The President and Chief Executive Officer of Heidtman is a member of our Board of Directors and a stockholder of the Company. We sell flat rolled products and occasionally purchase ferrous materials from Heidtman. Transactions with Heidtman and smaller affiliated companies of Heidtman for the years ended December 31 are as follows (in thousands):

	2011	2012	2013
Sales	$242,300	$244,531	$236,075
Percentage of consolidated net sales	3%	3%	3%
Accounts receivable	35,646	38,093	51,760
Purchases	18,998	11,372	5,562
Accounts payable	882	800	391

        On September 15, 2009, we purchased a 32 acre tract of real estate adjacent to our Flat Roll Division in Butler, Indiana, together with a 387,000 square foot building from Heidtman for $9.3 million. Simultaneously, we also purchased equipment located at this site from Heidtman for $18.6 million. Immediately following these purchases, we leased the real estate and equipment to Heidtman for a term of five years commencing on September 15, 2009 and terminating on August 31, 2014. Heidtman paid us a monthly rental fee for the use of the real estate and equipment in its steel processing operations. At any time during the lease term, Heidtman had the option to repurchase the real estate and equipment. In January 2014 Heidtman exercised that option, paying the Company $27.9 million. These transactions were effected and administered at arm's length pursuant to appraised values and market rates.

        We also purchase and sell recycled metal with other smaller affiliated companies. These transactions for the years ended December 31 are as follows (in thousands):

	2011	2012	2013
Sales	$36,486	$38,286	$49,748
Accounts receivable	7,247	4,771	4,632
Purchases	239,395	238,114	111,048
Accounts payable	5,702	14,344	9,936

        We employ Michael Busse as Sales Manager for our Structural and Rail Division and Aaron Busse as a marketing employee at OmniSource Corporation. Keith E. Busse, our Chairman of the Board of Directors, is the father of Michael Busse and Aaron Busse. We employ Charles Trowbridge as Product Manager for our Flat Roll Division. Mark D. Millett, our Chief Executive Officer, is the brother-in-law of Charles Trowbridge. During 2013, each of these relationships involved payments for services rendered to the Company as employees by performing work at no more than comparable market rates.

        All of the foregoing transactions and relationships were approved in accordance with our Policy for the Review, Approval or Ratification of Transactions with Related Persons. We believe that the transactions described are on terms no less favorable to us than could be obtained from unaffiliated third parties.

 Other Matters

        We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. If another matter does properly come before the Annual Meeting or any adjournments thereof, then, depending upon the nature of the issue and if within the scope of their authority, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors
MARK D. MILLETT President and Chief Executive Officer

Fort Wayne, Indiana
April 3, 2014

Annex A

STEEL DYNAMICS, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN

        The purpose of the Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan (the "Plan") is to provide the employees of Steel Dynamics, Inc. (the "Company") and its Participating Affiliates a convenient way to acquire shares of the Company's Common Stock, through savings accumulated through payroll deductions and thus to maintain and stimulate employee interest in the Company's growth and profitability.

ARTICLE I

Definitions

        1.1 "Affiliate" means all wholly-owned subsidiaries of the Company and any other entity which may be designated from time to time as such by the Company's Board of Directors.

        1.2 "Committee" means the Company's Compensation Committee appointed by the Company's Board of Directors. The Committee shall be responsible for the administration of the Plan.

        1.3 "Compensation" means total cash compensation received by an Eligible Employee from the Company or an Affiliate, including (a) regular or "base" compensation such as salary, wages, overtime, shift differentials, bonuses (other than bonuses or other one-time payments in connection with and as an inducement for the commencement of employment), and commissions, and (b) incentive compensation, but does not include relocation payments or reimbursements, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, cash payments in lieu of sick or vacation time benefits and income realized as a result of any stock option, stock purchase, stock bonus or similar plan of the Company or Affiliate.

        1.4 "Designated Broker" means, at any time or from time to time, a broker which is a member of the New York Stock Exchange, that has been appointed by the Committee to receive Participant payroll deductions and Company Matching Contributions (collectively "Contributions"), to open and maintain direct, individual brokerage accounts for and in the name of each Participant (each a "Participant Account") and, at such intervals as the Committee may direct, to purchase on the open market, on behalf and for the account of each Participant, with the contributions accumulated in each Participant Account, such shares of the Company's Stock as may be purchased therewith.

        1.5 "Effective Date" means the later to occur of the first day of the calendar month next following the date on which this Plan is approved by the Company's stockholders or July 1, 2014.

        1.6 "Eligible Employee" means any person, including a corporate officer, who is a regular and active full-time employee of the Company or Affiliate for tax purposes, whose customary employment is at least thirty (30) hours per week and 1,000 hours annually. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on a Leave of Absence authorized by the Company or Affiliate, such as sick leave or other leave of absence approved by the Company or Affiliate. Where the leave of absence exceeds the number of days authorized and the person's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the day next following the expiration of the authorized period; provided, however, that any period during which a person is or was on leave of absence for the purpose of serving on active duty with the Armed Forces of the United States shall be considered a period during which such person is or was regularly and actively employed by the Company or Affiliate.

        1.7 "Employer" means Steel Dynamics, Inc. and all Participating Affiliates.

        1.8 "Leave of Absence" means absence from active service with the Company or an Affiliate, with the permission of the Company of Affiliate, by reason of illness, military service, or for any other reason as approved or allowed by the Company's or Affiliate's personnel policies. An Eligible Employee whose Service is terminated and who is subsequently re-employed by the Company or an Affiliate will be considered a new employee, for all purposes of the Plan, as of the effective date of his or her reemployment.

        1.9 "Participant" means an Eligible Employee who has elected to participate in the Plan in accordance with Article II. A person shall be deemed to remain a Participant until the Participant withdraws from the Plan.

        1.10 "Participating Affiliate" means an Affiliate that has adopted the Plan with the consent of the Company's Board of Directors. If a company which is or has become a Participating Affiliate ceases to be a Participating Affiliate, such company shall be deemed to have withdrawn from participation in the Plan.

        1.11 "Pay Period" means the interval of time for which a particular Eligible Employee regularly receives his or her compensation.

        1.12 "Payday" means the day on which the Eligible Employee regularly receives his or her compensation for the Pay Period.

        1.13 The "Payroll Deduction Authorization" shall be on a form approved by the Committee and shall direct the Company or Affiliate to withhold from a Participant's paycheck a specified dollar amount of his or her Compensation to be used for the purchase of Stock under this Plan.

        1.14 "Plan" means the Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan.

        1.15 "Prevailing Market Price" means the actual purchase price of the Stock in the open market.

        1.16 "Service" means that period of continuous uninterrupted employment with the Company or any one or more of its Affiliates, from an Eligible Employee's first day of employment until his or her date of termination of employment with all Affiliates. However, in the case of an Affiliate which has been acquired by the Company through the acquisition of substantially all of the assets or all of the stock of the Affiliate, Service shall include employment prior to the date on which such Affiliate is designated as a Participating Affiliate, on such terms as the Committee may expressly provide. Service with the Company and with one or more Affiliates during consecutive periods shall be considered continuous Service.

        1.17 "Stock" means shares of the Company's Common Stock.

        1.18 "Termination of Service" means any absence from the employment of the Company or any Affiliate (including, but not limited to, absences by reason of discharge or resignation) which is not considered an authorized Leave of Absence as defined herein.

ARTICLE II

Participation in the Plan

        2.1    Eligibility to Participate.    Except as provided below, each Eligible Employee of the Company or of a Participating Affiliate who has completed thirty (30) days of Service shall be eligible to participate in the Plan, commencing on the first Payday that falls on or after the first day of the following calendar month.

        2.2    Election to Participate.    An Eligible Employee may elect to participate in the Plan by executing or otherwise approving a Payroll Deduction Authorization, together with executing and returning such other Plan documents and new account documents supplied by the Designated Broker as may be required to open and maintain that person's Account with the Designated Broker (within the time period prescribed by the Committee) prior to the Payday on which the Eligible Employee will begin participation. Such Participant Accounts are and shall remain the sole property of each Participant, and neither the Company nor its Affiliates shall have, maintain or acquire any right, power or interest in any such Participant Account. The Participant shall also specify the exact name or names (which must include the Employee's name and may include the name of another person as joint owner or a personal trustee) in which Stock is to be held or registered.

ARTICLE III

Employee Participation and Contributions

        3.1    Voluntary, Non-Discriminatory Plan.    Participation in this Plan shall be voluntary and all Participants shall have the same rights and privileges under the Plan, except to the extent the terms of the Plan otherwise provide. No Employee may participate under this Plan if that Employee, immediately after a Payroll Deduction and/or a Company Matching Contribution, owns Company Stock possessing five percent (5%) or more of the Company's Stock, determined under the rules prescribed pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended.

        3.2    Amounts of and Limits on Contribution.    Subject to the provisions of Article VII, the minimum payroll deduction for Participants with weekly Pay Periods shall be $10.00 or for Participants with monthly Pay Periods shall be $40.00, and the maximum payroll deduction for Participants with a weekly Pay Period shall be $200.00 or for a Participant with a monthly Pay Period shall be $860.00, as the Participant shall from time to time elect according to rules prescribed and on forms approved by the Committee. At such times as permitted by the Committee, a Participant may increase or decrease his or her Payroll Deduction Authorization by any multiple of $10.00, provided that the amount thereof does not fall below the minimum or exceed the maximum allowable amount hereof, and provided, further, that the maximum allowable Participant Payroll Deduction Authorization, exclusive of any Company Matching Contribution, may not exceed $10,400.00 for any calendar year. A Participant may not make any additional voluntary payments into such Account.

        A Participant shall be entitled, no more than once every eighteen (18) months, to suspend his or her Payroll Deduction Authorization, commencing with the Pay Day next following the Company's or Affiliate's receipt of seven (7) days written notice of such suspension request. A Participant on an unpaid Leave of Absence shall be deemed to have suspended his or her Payroll Deduction Authorization during the period of such leave of Absence. Following such suspension, if the Participant has not resumed voluntary contributions within twelve (12) months after the commencement of the suspension period, the Participant shall be deemed to have withdrawn from the Plan.

        3.3    Voluntary Withdrawal from the Plan.    A Participant who remains employed by the Company or an Affiliate may withdraw from the Plan by submitting a notice of cancellation of his or her Payroll Deduction Authorization in the manner prescribed from time to time by the Committee, but no later than seven (7) business days prior to the Payday for which the cancellation is to be effective. Any Contributions made prior to the effective date of withdrawal shall not be refunded to the Participant but shall be used to purchase Company Stock. Any Participant who withdraws from the Plan may later renew his or her participation in the Plan but will be deemed a new Participant.

        3.4    Termination of Service Means Withdrawal from Plan.    Upon a Participant's Termination of Service, the Participant will be deemed to have withdrawn from the Plan as of his or her last regular Payday.

        3.5    Effect of Participant's Withdrawal from Plan.    On and after the effective date of a Participant's withdrawal from the Plan, no further Payroll Deduction and no further Company Matching Contribution under the Plan shall be made by or for the Participant.

 ARTICLE IV

Company Matching Contributions

        4.1 Each Participant shall be entitled to "Company Matching Contributions" on the amount of that Participant's Payroll Deduction, if any, made pursuant to Section 3.2 of the Plan, in the amount and manner described in Sections 4.2 and 5.2.

        4.2 Company Matching Contributions made pursuant to this Section 4.2 shall match only the Participant's Payroll Deduction amount withheld from the Participant's Compensation pursuant to Section 3.2. Such Company Matching Contributions shall be equal to ten percent (10%) of the amount so withheld; provided, however, that, by authorization from time to time by the Compensation Committee and approved by the Company's Board of Directors, and without the necessity of any further approval by the Company's stockholders, the amount of the Company's Matching Contributions may be increased or decreased, in increments of one percent (1%), within a range of a minimum of five percent (5%) to a maximum of fifteen percent (15%) of the Participant's Payroll Deduction amount, subject to the provisions of Article VII.

ARTICLE V

Administration of the Plan

        5.1    Administration.    The Committee shall administer, supervise and carry out the purposes of the Plan. The Committee shall hold meetings at such times and places as it may deem appropriate. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; to construe and interpret the Plan and the rules and regulations; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all Participants. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid for by the Company. No member or former member of the Committee or of the Board of Directors of the Company shall be liable for any action or determination made in good faith with respect to the Plan. The Committee, in its sole discretion, may delegate all or any portion of its duties hereunder to other individuals or entities.

        5.2    Payment of Employee Contributions and Company Matching Contributions.    The Company shall remit the funds deducted from each Participant's Compensation under this Plan, plus any Company Matching Contributions to the Designated Broker no less frequently than monthly.

        5.3    Investment in Company Stock.    As soon as practicable after receipt of funds remitted under the Plan, the Designated Broker shall purchase on behalf of Participants, in the open market and at Prevailing Market Prices, shares of the Company's Stock. Such shares shall be purchased on a per Participant basis and maintained by the Designated Broker exclusively for each Participant and under the exclusive direction and control of such Participant. The number of shares of Stock to be purchased will be determined by the aggregate amount of funds available to purchase the shares of Stock. Unapplied cash will be maintained by the Designated Broker in the Participant's Account.

        5.4    No Interest to be Paid.    No interest shall be payable by the Company to or on behalf of any Participant on account of any amounts withheld from a Participant's Compensation.

        5.5    Costs of the Plan.    The costs of administering the Plan shall be paid by the Company or allocated to and paid by Participating Affiliates.

        5.6    Brokerage Costs.    Brokerage expenses incurred in the purchase, but not the sale, of shares of Stock shall be paid for by the Company or allocated to and paid by Participating Affiliates.

        5.7    Indemnification.    Neither the Company, the Committee or its delegates, nor any Designated Broker to which Contributions are directed and through whom purchases of Stock are executed pursuant to this Plan shall be liable for any action or determination made in good faith including, without limiting the generality of the foregoing, any action with respect to price, time, quantity or other conditions and circumstances regarding the purchase of shares of Stock under the Plan. The Company shall indemnify and hold harmless any officer, employee, director or member of the Committee or its delegees or representatives who suffers damage, loss or expenses, including the expense of defense thereof, in connection with the performance of the duties specified herein.

ARTICLE VI

Reports and Maintenance of Accounts

        6.1    Quarterly Reports.    The Designated Broker shall make reports to each Participant no less frequently than quarterly, specifying the number of shares of Stock, the market value thereof, and any unapplied cash, through the last day of each such period.

        6.2    Accounts.    Accounts maintained by the Designated Broker for each Participant shall be and remain the sole property of such Participant at all times and for all purposes from the moment of receipt by the Designated Broker of the amounts contributed by or on behalf of the Participant. The Participant may withdraw shares of Stock or sell shares of Stock as and when the Participant may direct. At the Company's request, the Designated Broker will also transfer all Participant Accounts to any successor Designated Broker the Committee may select, upon sixty (60) days advance written notice from the Company.

ARTICLE VII

Amendment and Termination of the Plan

        The Board of Directors of the Company, at any time and in its discretion, may alter, amend, suspend or terminate the Plan or any part thereof, without seeking or obtaining stockholder approval, unless an alteration or amendment, in the opinion of the Company's legal counsel, shall be deemed a "material Plan amendment" within the meaning of NASDAQ Equity Rule 5635(c) or any comparable or replacement rule applicable to the Company. For purposes of this provision, however, upon recommendation by the Compensation Committee and approval by the Company's Board of Directors, the Company, without the further approval of its Stockholders, may alter and amend the maximum dollar or percentage amount of a Participant's Payroll Deduction Authorization under this Plan, and/or the amount of the Company Matching Contribution, up to an increase of twenty-five percent (25%) over the maximum amounts prescribed hereunder, and such alteration shall not be deemed a material plan amendment. Notice of any such amendment or of any, suspension or termination of the Plan, in whole or in part, shall be given to each Participant as soon as practicable after such action is taken. This Plan shall terminate, if not sooner terminated, ten (10) years from the Effective Date.

 ARTICLE VIII

Miscellaneous Provisions

        8.1    No Contract of Employment Intended.    The granting of any right to a person pursuant to this Plan shall not constitute an agreement or understanding, express or implied, on the part of the Company or any Affiliate to employ such person for any specified period.

        8.2    Information Available.    If required by law, the shares of the Company's Stock shall be registered under the Securities Act of 1933, on Form S-8 or on such other form as may be specified by the Securities and Exchange Commission, and the Company, if required, shall deliver to each Participant to whom required a copy of the prospectus or such other information as may be required from time to time.

        8.3    Notices.    All notices or other communications by or to the Company or by or to a Participant under or in connection with the Plan shall be deemed to have been duly given when received by the Company at the address designated by the Company for the receipt of such notices or communications, or by or for a Participant, at the address specified in the Payroll Deduction Authorization, unless each shall have notified the other of a different address or means of notice.

        8.4    Severability.    Each of the sections included in the Plan is separate, distinct and severable from the other and remaining sections of the Plan, and the invalidity or unenforceability of any section shall not affect the validity and enforceability of any other section or sections of the Plan. Further, if any section of this Plan is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between such section and any applicable law or public policy, such section shall be valid and enforceable to the extent such section is consistent with such law or public policy.

        8.5    Governing Law.    The construction, validity and operation of this Plan shall be governed by the laws of the State of Indiana.

        8.6    Tax Incidents of the Plan.    The Plan is not intended to constitute a "tax qualified plan" within the scope of Section 423 of the Internal Revenue Code of 1986, as amended, or otherwise. Under current tax laws, amounts withheld from a Participant's Compensation pursuant to the Participant's Payroll Deduction Authorization, and used for the purchase of Company Stock, will not be deductible, for federal income tax purposes, by the Participant; and the amount of the Company Matching Contribution made by the Company on behalf of a Participant will be taxable to each Participant, as additional compensation, at ordinary federal and state income tax rates, and deductible by the Company.

        The tax treatment to a Participant based on the Participant's disposition of the shares of Stock held in his or her account with the Designated Broker will depend on the character of the shares of Stock in the hands of the Participant, the Participant's tax basis in the shares, the length of time the shares have been held by the Participant, and other factors that may affect the amount or character of any taxable gain or the ordinary income or capital gains treatment of any such gain. The Company makes no representation to any Employee or Participant with respect to the tax treatment to the Employee or Participant of the Participant's or the Company's Contributions for or on behalf of a Participant under the Plan, or with respect to the tax treatment upon disposition of the shares purchased and held in connection with the Plan. Each Employee or Participant should consult with his or her tax advisor with regard to the tax treatment to be accorded to the Employee or Participant as a result of participating in the Plan.

        8.7    Rules of Construction.    Throughout this Plan, the masculine includes the feminine, and the singular includes the plural, and vice versa, where applicable.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000199872_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Mark D. Millett 02 Richard P. Teets, Jr. 03 John C. Bates 04 Keith E. Busse 05 Frank D. Byrne, M.D. 06 Traci M. Dolan 07 Paul B. Edgerley 08 Dr. Jürgen Kolb 09 James C. Marcuccilli 10 Bradley S. Seaman 11 Gabriel L. Shaheen 7575 WEST JEFFERSON BLVD. FORT WAYNE, IN 46804 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2014. 3 TO APPROVE THE STEEL DYNAMICS, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN. 4 TO APPROVE, BY AN ADVISORY VOTE, NAMED EXECUTIVE OFFICER COMPENSATION. NOTE: Unless otherwise directed, this proxy will be voted "FOR" the nominees listed in Proposal 1, and "For" Proposals 2, 3 and 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000199872_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.com . STEEL DYNAMICS, INC. Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting Mark D. Millett or Theresa E. Wagler are appointed proxies, with the power of substitution, to vote all of the undersigned's shares held of record March 17, 2014, at STEEL DYNAMICS, INC.'s May 15, 2014 Annual Meeting of Stockholders at 9:00 A.M. EDT in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2014 Proxy Statement, as set forth on the reverse side. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side